Exhibit 1.2

HUTCHMED (CHINA) LIMITED

               Shares

(US$0.1 par value per Share)

EXEMPT OFFERING UNDERWRITING
AGREEMENT

         , 2021

Morgan Stanley Asia Limited (“MSAL”)

46/F, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Jefferies Hong Kong Limited (“Jefferies”)

Suite 2201, 22/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation

Hong Kong Securities Limited (“CICC”)

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

As Joint Sponsors and representatives of the International Underwriters (as defined herein)

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

Jefferies Hong Kong Limited

Suite 2201, 22/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation

Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Credit Suisse (Hong Kong) Limited (“CS”)

Level 88, International Commerce Centre

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One Austin Road West

Kowloon

Hong Kong

The Hongkong and Shanghai Banking (“HSBC”)

Corporation Limited

1 Queen’s Road Central

Hong Kong

As the Joint Global Coordinators and the Joint Bookrunners (as defined herein)

Morgan Stanley & Co. International plc (“MSIP”)

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

As one of the Joint Bookrunners (as defined herein)

Ladies and Gentlemen:

HUTCHMED (China) Limited (和黃醫藥（中國）有限公司), an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the investors listed in Schedule IV hereto (the “Cornerstone Investors”) as procured by the several International Underwriters named in Schedule I hereto (the “International Underwriters”) or failing which, to the International Underwriters              ordinary shares of par value US$0.10 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”) (the “Exempt Offer Shares”), pursuant to cornerstone investment agreements (the “Cornerstone Investment Agreements”) between the Company, the Joint Global Coordinators and the Cornerstone Investors.

The offer and sale of Offer Shares to (a) the Cornerstone Investors, who are non-U.S. Persons outside of the United States, as procured by the International Underwriters, in reliance on Rule 901 of Regulation S under the 1933 Act (as defined below) (the “Exempt Offering”) under this agreement(“this Agreement” or the “Exempt Offering Underwriting Agreement”) and (b) purchasers, as procured by the International Underwriters, (the “Registered Offering”) under the U.S. Underwriting Agreement (as defined below) are herein referred to as the “International Offering.”

The Company has entered into an agreement dated           , 2021 (the “U.S. Underwriting Agreement”), relating to the Registered Offering of the Shares (the “U.S. Offer Shares”) to be underwritten through arrangements with the International Underwriters.

The Company has entered into an agreement dated           , 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 13,000,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.”

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Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters”, this Agreement together with the U.S. Underwriting Agreement are referred to herein collectively as the “International Underwriting Agreements”, the International Underwriting Agreements and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” , the U.S. Offer Shares and the Exempt Offer Shares are referred to herein collectively as the “International Offer Shares”, and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” For the purpose of the Hong Kong Underwriting Agreement, the Exempt Offer Shares also mean the Firm Shares. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement, U.S. Underwriting Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. International Underwriters shall refer to the several underwriter entities listed in Schedule I and their respective affiliates, as applicable.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$       per Share (the “Offer Price”), which is exclusive of brokerage per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the Offer Shares. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the Offer Shares.

A prospectus dated June 18, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering.

A preliminary offering circular dated June 18, 2021, as supplemented by any amendment or supplement thereto prior to the Time of Sale (the “Preliminary Offering Circular”) and a final offering circular dated on or around         , 2021 (the “Final Offering Circular”), including, in each case, the Hong Kong Prospectus contained therein and made a part thereof, have been prepared and used in connection with the Exempt Offering.

In conjunction with the Global Offering, the Company has made an application for listing of the Offer Shares on the Main Board of the SEHK. MSAL, Jefferies and CICC are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

As used in this Agreement:

“2005 Hutchmed Option Scheme” means the share option scheme adopted by the shareholders of the Company in June 2005, subsequently approved by the shareholders of Hutchison Whampoa Limited, the Company’s then majority shareholder, in May 2006, amended by the board of directors of the Company in March 2007, and expired in 2016, the principal terms of which are summarized in the Hong Kong Prospectus; and “2015 Hutchmed Option Scheme” means the share option scheme adopted by the shareholders of the Company in April 2015 and

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approved by the shareholders of CK Hutchison Holdings Limited in May 2016, the principal terms of which are summarized in the Hong Kong Prospectus.

“Time of Sale” means 6:00 A.M., New York City time, on          , 2021 or such other time as agreed by the Company and the Representatives.

“Disclosure Package” means the recent Preliminary Offering Circular (including any documents incorporated therein by reference) that is distributed to investors prior to the Time of Sale and the information included on Schedule II hereto, all considered together.

“Industry Consultant” means Frost & Sullivan (Beijing) Inc, Shanghai Branch Co.

“Internal Controls Consultant” means PricewaterhouseCoopers Limited; and”Internal Controls Report”means the internal controls report in respect of certain entities of the Group and certain of the Material Non-Consolidated Joint Ventures dated June 15, 2021 prepared by the Internal Controls Consultant;

“Listing Date” means the first day on which the Shares commence trading on the Main Board of the Stock Exchange, which is expected to be June 30, 2021 or such later date as the Company and the Joint Global Coordinators may agree in writing.

“Warrant” means the ordinary shares subscription warrant entered into between the Company and General Atlantic Singapore HCM Pte. Ltd. on July 2, 2020, which upon exercise entitles General Atlantic Singapore HCM Pte. Ltd. to subscribe for 16,666,670 Shares at an exercise price of US$6.00 per Share for the exercise period until 5pm EST January 3, 2022.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act of 1933, as amended (the “1933 Act”); “Authority” means any public, regulatory or governmental agency or authority or any stock exchange (including, without limitation, the Stock Exchange, the SFC, the SEC, the AIM of the London Stock Exchange and the NASDAQ Global Select Market) or any court at the national, provincial, municipal or local level; “Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing; “Laws” means any law, rule, regulation, judgment, decree or ruling of any Authority or any guideline, opinion, notice, circular or order of any Authority which is legally or customarily binding in nature; “Tax” means all forms of taxation whether in Hong Kong or elsewhere in the world wherever imposed and all statutory, governmental, state, provincial, local governmental or municipal impositions, duties and levies and all penalties, charges, costs and interest relating thereto, and “Taxation” and “Taxing” shall be construed accordingly; and references in this Agreement to “knowledge” (knowledge, information, belief or awareness or similar terms) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due and careful enquiry.

“Group Companies” means the Company and its subsidiaries, Shanghai Hutchison Pharmaceuticals Limited, Baiyunshan Chinese Medicine and (at all times prior to December 9, 2019) Nutrition Science Partners Limited (the “Material Non-Consolidated

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Joint Ventures”) and Shanghai Shangyao Hutchison Whampoa GSP Company Limited, Hutchison Whampoa Guangzhou Baiyunshan Pharmaceuticals Limited and Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine (Bozhou) Company Limited, which, for the purposes of this Agreement only, does not include Shanghai Hutchison Pharmaceuticals Limited and Baiyunshan Chinese Medicine (the “Material PRC Non-Consolidated Entities”); “Group Company” means any one of them; and the “Group” means  the Group Companies, taken as a whole.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

1.                                      Sale and Purchase.

(a)                                 Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Cornerstone Investors or failing which, to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to sell to the Cornerstone Investors or failing which, purchase itself or through its Affiliates from the Company the number of Exempt Offer Shares set forth opposite the name of such International Underwriter in column A of Schedule I hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the Offer Price.

Upon the authorization by the Joint Global Coordinators of the release of the Exempt Offer Shares, the several International Underwriters propose to offer the Exempt Offer Shares for sale. The Company acknowledges and agrees that the sale of Exempt Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to effect the sale to the Cornerstone Investors of the Exempt Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase Exempt Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to sell the Exempt Offer Shares to the Cornerstone Investors upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling Exempt Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such Exempt Offer Shares as if such International Underwriter were purchasing such Exempt Offer Shares as principal. In view of the foregoing, a purchase of Exempt Offer Shares may include a subscription for Exempt Offer Shares of the Company and a sale of Exempt Offer Shares may include an allotment of Exempt Offer Shares by the Company.

(b)                                 In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the Exempt Offer Shares, the Company agrees to

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pay to the International Underwriters an underwriting commission per Exempt Offer Share equal to       per cent. of the Offer Price (“Base Underwriting Commission”). The Joint Global Coordinators shall allocate such Base Underwriting Commission among the International Underwriters in the proportion which the number of  Exempt Offer Shares set forth in Schedule I opposite the name of such International Underwriter, plus any additional number of Exempt Offer Shares which such International Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of Exempt Offer Shares.

2.                                      Payment and Delivery.

(a)                                 The deliveries and payments as described in subsection (b) of this Section 2 shall be made with respect to the Exempt Offer Shares, at or around 9:30 a.m., Hong Kong time on the Listing Date or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of, and payment for the  Exempt Offer Shares is herein referred to as the “Time of Delivery.”

(b)                                 The Exempt Offer Shares to be purchased by the Cornerstone Investors or failing which, each International Underwriter hereunder shall be delivered by or on behalf of the Company to the Joint Global Coordinators, in definitive form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to the Time of Delivery, for dispatch or release to the purchasers of such Exempt Offer Shares or, as the case may be, through the facilities of the Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (the “CCASS”) established and operated by HKSCC, as designated in each case by the Joint Global Coordinators on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Company by at least two business days’ notice prior to the Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Global Coordinators to the Company in respect of the purchase of the Exempt Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the Exempt Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to the Time of Delivery.

(c)                                  It is understood and agreed by the parties hereto that no delivery of Exempt Offer Shares to be issued and purchased hereunder at the Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC, the Company shall have furnished or caused to be furnished to the Joint Global Coordinators and the Joint Bookrunners, on behalf of the International Underwriters, at the Time of Delivery, certificates and other evidence satisfactory to the Joint Global Coordinators and the Joint Bookrunners of the issue and delivery of the Exempt Offer Shares.

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(a)                                 At the Time of Delivery, (A) the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at the Time of Delivery (i) the underwriting commission payable to the International Underwriters pursuant to Section 1 hereof, and (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company and purchasers of the Exempt Offer Shares on the sale of the Exempt Offer Shares, which the Joint Global Coordinators will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (B) the Joint Global Coordinators shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Exempt Offer Shares, pay, or cause to be paid, such amounts to the persons entitled thereto. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Underwriters or the Joint Global Coordinators, as applicable, hereunder or otherwise payable by the Company hereunder, the Company shall, pay or cause to be paid in full, as soon as reasonably practicable upon written demand, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves or on behalf of the International Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company. The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the Exempt Offer Shares on a pro rata basis according to the proportions which the International Underwriters’ respective aggregate amount of underwriting commission bear to the total aggregate amount of underwriting commissions of all International Underwriters.

(b)                                 The deliveries of the documents described in Section 6 hereof shall be made with respect to the  Exempt Offer Shares, at or prior to the Time of Delivery, at the offices of Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, 3A Charter Road, Hong Kong or remotely as the parties may agree (the “Closing Location”).

3.                                      Representations and Warranties.

(a)                                 The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters as set forth in Schedule III hereto. In addition, any certificate signed by any officer or director of the Company or of any of the other Group Companies and delivered to the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

(b)                                 Any provision of paragraph (xlvi) (OFAC) of Schedule III to this Agreement shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law. For the purposes of this section, “Blocking Law” means:

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(i)                                  any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union) (the “EU Blocking Regulation”); or

(ii)                               the Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2020 (the “UK Blocking Regulations”).

(c)                                  The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters that the Shares under the Exempt Offering (i) have not been and will not be registered under the 1933 Act, (ii) may not be offered or sold within the United States except to investors that are reasonably believed to be institutional “accredited investors” within the meaning of Rule 501(a) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act (“Rule 144A”), and (iii) may be offered or sold to non U.S. persons outside the United States in offshore transactions in reliance on Regulation S.

(d)                                 The representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement shall be deemed to be repeated on and as at the Time of Sale and the Time of Delivery with reference to the facts and circumstances then subsisting. For the purposes of this Agreement, if an amendment or supplement to the Disclosure Package or the Final Offering Circular is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement relating to the Disclosure Package or the Final Offering Circular shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Disclosure Package or the Final Offering Circular means the Disclosure Package or the Final Offering Circular when read together with such amendment or supplement.

(e)                                  No registration under the 1933 Act is required for the Exempt Offering as described under the Preliminary Offering Circular and the Final Offering Circular.

4.                                      Certain Covenants of the Company. The Company agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters:

(a)                                 to advise the Joint Global Coordinators and the Joint Sponsors promptly if at any time prior to sixty (60) days after the Listing Date (i) any event shall occur or any circumstance shall exist which renders or could reasonably be expected to render untrue or inaccurate or misleading in any material respect any of the representations and warranties and other statements of the Company herein or (ii) any event shall occur or any circumstances shall exist which requires or could reasonably be expected to require the making of any change to the Disclosure Package or the Final Offering Circular, so that the Disclosure Package or the Final Offering Circular or any individual Supplemental Offering Material when considered together with the Disclosure Package or the Final Offering Circular, would not include any untrue statement of a material fact or omit to state any material fact

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necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Disclosure Package or the Final Offering Circular was delivered, not misleading or (iii) it shall become necessary for any other reason to amend or supplement the Disclosure Package or the Final Offering Circular, and in each of the cases described in clauses (i) through (iii) above, the Company shall promptly prepare, announce, issue, publish, distribute or otherwise make available at the Company’s expense, amendments or supplements to the Disclosure Package and the Final Offering Circular ; provided, however, that any amendment or supplement to the Disclosure Package or the Final Offering Circular (whether made pursuant to this subsection (a) or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by or knowledge of the Joint Global Coordinators and/or the Joint Sponsors of such amendment or supplement shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the International Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators or the International Underwriters, as the case may be, to terminate this Agreement or otherwise prejudice any other rights of the Joint Global Coordinators or the Joint Sponsors or the International Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the representations and warranties and other statements of the Company herein or otherwise);

(b)                                                                                 to use its reasonable efforts to take such action as may be reasonably required by the Joint Global Coordinators to qualify the Exempt Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Global Coordinators may designate and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Exempt Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation as a dealer in securities in any jurisdiction in which it is not qualified or to consent to the service of process in any jurisdiction (except service of process with respect to the offering and sale of the Exempt Offer Shares) or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; to promptly advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exempt Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)                                  to (A) prepare each of the Disclosure Package and Final Offering Circular in a form approved by the Joint Global Coordinators, (B) advise the Joint Global Coordinators, promptly after it receives notice thereof, of the time when any amendment to the Disclosure Package or the Final Offering Circular has been provided to the Cornerstone Investors and furnish the Joint Global Coordinators with copies thereof, and (C) make no further amendment or any supplement to each of the Disclosure Package and the Final Offering Circular prior to the Time of Delivery without the consent of the Joint Global Coordinators and the Joint Sponsors (such consent not to be unreasonably withheld or delayed);

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(d)                                 to furnish or make available without charge to the Joint Global Coordinators and the International Underwriters, prior to 10:00 a.m., New York City time, on the business day next succeeding the date hereof and thereafter from time to time, electronic copies of the Disclosure Package and the Final Offering Circular (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) in such quantities and in such jurisdictions as the Joint Global Coordinators or the International Underwriters may from time to time reasonably request;

(e)                                  to advise the Joint Global Coordinators promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the Disclosure Package or the Final Offering Circular or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Exempt Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, amending the Final Offering Circular , at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters;

(f)                                   to comply with the provisions of Chapters 13, 14 and 14A of The Rules Governing the Listing of Securities on the SEHK (amended from time to time);

(g)                                  to promptly provide full particulars to the Joint Global Coordinators if, at any time up to or on the date falling 60 days after the Listing Date, there is a significant change which affects or is capable of affecting any information contained in any of the Disclosure Package and the Final Offering Circular or a significant new matter arises, the inclusion of information in respect of which would have been required in any of Disclosure Package and the Final Offering Circular had it arisen before any of them was issued;

(h)                                 until the third anniversary of date of the Final Offering Circular, to furnish to the Joint Global Coordinators and the Joint Sponsors a copy of its annual report furnished to shareholders; provided that any report, communication or financial statement furnished or filed with the Securities and Exchange Commission (the “Commission”) or any securities exchange on which any class of securities of the Company is listed that is publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) system or the reporting system of such securities exchange shall be deemed to have been furnished to the Joint Global Coordinators and the Joint Sponsors at the time furnished or filed with the Commission or such securities exchange;

(i)                                     to use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Preliminary Offering Circular, the Disclosure Package or the Final Offering Circular under the caption “Future Plans and Use of Proceeds”;

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(j)                                    The Company undertakes to each of the Joint Global Coordinators, the Joint Sponsors and the International Underwriters that, until the expiry of the 12-month period beginning on the Listing Date , in accordance with Note (3) to Rule 10.07(2) of the Listing Rules, upon receiving information in writing from HHHL in respect of any pledge(s)/charge(s) of any securities beneficially owned by it in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong), the Company will, as soon as practicable, notify the SEHK and disclose such information by way of an announcement;

(k)                                 until the Joint Global Coordinators have notified the Company of the completion of the distribution of the Exempt Offer Shares, not to, and to cause any of the Group Companies or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the designated stabilization manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(l)                                     not to, and to cause any of the Group Companies or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(m)                             to do and perform all things required to be done and performed under this Agreement by it prior to or after the Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the Exempt Offer Shares as set forth herein;

(n)                                 not to, and procuring each Group Company and/or any of their respective directors, officers, employees, Affiliates and/or agents not to, whether directly or indirectly, formally or informally, in writing or verbally, provide any material information, including forward-looking information (whether qualitative or quantitative), which is not, or is not reasonably expected to be, included in the Preliminary Offering Circular, the Final Offering Circular, and which is not publicly available to any research analyst of the Joint Global Coordinators and of each of the Underwriters at any time up to or on the date falling 40 days after the Price Determination Date;

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(o)                                 to procure that it will obtain and maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(p)                                 promptly after the Listing Date, to make a valid application to the London Stock Exchange for the Offer Shares to be admitted to trading on AIM;

(q)                                 to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp, or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Final Offering Circular and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except in the case of a resale of Offer shares where such International Underwriters initially purchased Offer Shares for their investment accounts), except for any stamp, or similar issuance or transfer taxes, duties, fees and expenses in connection with the stock borrowing agreement relating to the Company’s Shares entered into between MSIP, as borrower, and Hutchison Healthcare Holdings Limited, as lender, on or about           , 2021 and the transactions contemplated thereunder;

(r)                                    complete all remediation actions in respect of each of the deficiencies and issues identified in the Internal Controls Report in accordance with the recommendations and deadlines set out in the Internal Controls Report;

(s)                                   prior to the Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Offer Shares, without prior consent of the Joint Global Coordinators (such consent not to be unreasonably withheld or delayed);

(t)                                    prior to the Time of Delivery, not directly or indirectly, offer or sell, or solicit offers to buy, any Exempt Offer Shares in the United States by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of, or solicitation of offers to buy, the Exempt Offer Shares, in each case other than the Final Offering Circular;

(u)                                 all amounts payable by the Company under this Agreement and in respect of the Exempt Offer Shares shall be made free and clear of and without withholding or deduction for or on account of any taxes imposed, assessed or levied by the PRC, Hong Kong, the Cayman Islands, the United States or any authority

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thereof or therein. In the event that any such withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(v)                                 the Company shall have instructed its depositary Deutsche Bank Trust Company Americas (the “Depositary”) to the effect that during the period beginning on the date hereof and ending on the date that is six months from the Listing Date, the Depositary will not accept from the Cornerstone Investors (including any of their affiliates) any Exempt Offer Shares for deposit under the Company’s deposit agreement with the Depositary relating to its ADSs except pursuant to written authorization from the Company; and

(w)                               the Company shall procure that each of the Cornerstone Investors severally agree to and execute a Cornerstone Investment Agreement substantially in the form in Exhibit B on or prior to the date of this Agreement.

5.                                      Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters to pay or cause to be paid the costs incurred for the International Offering pursuant to the terms under the U.S. Underwriting Agreement.

If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission under Section 1(b), but the Company shall pay or reimburse or cause to be paid or reimbursed all costs, expenses, fees, charges and taxes referred to in this Section 5 which have been incurred or are liable to be paid by the Joint Global Coordinators and/or the International Underwriters and all other costs, expenses, fees and charges payable by the Company pursuant to this Section 5, forthwith upon demand by the Joint Global Coordinators and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees and charges , as the case may be.

6.                                      Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject, in their discretion, to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate at and as of the Time of Sale, the date of the Final Offering Circular, the date of any amendment or supplement to the Disclosure Package, the Final Offering Circular subsequent to the Time of Sale, the Time of Delivery, to the performance by the Company of all of its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)                                                                                 subsequent to the execution of this Agreement and prior to the Time of Delivery, no event or condition of a type described in Section 7 shall have occurred or shall exist, which event or condition is not described in effect of which in the sole judgment of the Representatives so material and adverse as to make it impracticable or inexpedient or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares to be delivered at the Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Final Offering Circular;

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(b)                                 the Company shall, at the Time of Delivery shall have delivered to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners a certificate of its executive officer, dated the Time of Delivery with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners in the form set forth in Exhibit A hereto;

(c)                                  Gibson, Dunn & Crutcher, counsel for the Company as to U.S. Laws, shall have furnished to the International Underwriters at the Time of Delivery, a corporate opinion, a tax opinion and Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the Time of Delivery, with executed originals for each of the International Underwriters, and in form and substance satisfactory to the International Underwriters;

(d)                                 Freshfields Bruckhaus Deringer, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(e)                                  King & Wood Mallesons, counsel for the Company as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Company and dated the Time of Delivery, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(f)                                   Conyers Dill & Pearman, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(g)                                  Conyers Dill & Pearman, counsel for the Company as to British Virgin Island Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(h)                                 DLA Piper, counsel for the Company as to United Kingdom Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

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(i)                                     Global Patent Group, intellectual property counsel for the Company, and Zhongzi Law Office, intellectual property counsel for the Company, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, opinions addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(j)                                    Davis Polk & Wardwell, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the International Underwriters at the Time of Delivery, an opinion and Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators, and in form and substance satisfactory to the International Underwriters;

(k)                                 Linklaters, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(l)                                     JunHe LLP, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(m)                             the Joint Global Coordinators and the Joint Sponsors shall have received from PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP letters dated, respectively, the date of this Agreement and the Time of Delivery, and addressed to the Joint Global Coordinators and the Joint Sponsors with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in each of the Disclosure Package, the Preliminary Offering Circular and the Final Offering Circular;

(n)                                 no Preliminary Offering Circular or Final Offering Circular or amendment or supplement to the Preliminary Offering Circular or the Final Offering Circular shall have been provided to Cornerstone Investors to which the Joint Global Coordinators shall have reasonably expressly objected in writing;

(o)                                 no amendment or supplement to the Disclosure Package or the Final Offering Circular shall have been announced, issued, published or delivered to investors without prior approval by the Joint Global Coordinators shall have reasonably expressly objected in writing;

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(p)                                 all the waivers or exemptions as stated in the Hong Kong Prospectus, the Preliminary Offering Circular and the Final Offering Circular to be granted by the SEHK or the SFC are granted and not otherwise invalidated, amended or withdrawn;

(q)                                 none of the directors of the Company shall have revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations shall remain in full force and effect;

(r)                                    none of the Joint Sponsors, the Reporting Accountants, Internal Controls Consultant or the Industry Consultant shall have withdrawn its consent to the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name in the form and context in which they appear in the Disclosure Package, the Preliminary Offering Circular and the Final Offering Circular;

(s)                                   the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(t)                                    the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement and the U.S. Underwriting Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(u)                                 subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Circular, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock;

(v)                                 the relevant parties noted in the International Underwriting Agreements have each entered into a lock-up agreement pursuant to the terms therein;

(w)                               the Company shall, at the Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its company secretary, dated the Time of Delivery, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit E of the U.S. Underwriting Agreement; and

7.                                                                                      Effective Date of Agreement; Termination.

(a)                                 This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the International Underwriters hereunder, as set forth in Section 10 hereof, shall not have been satisfied when and as

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required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Global Coordinators and the Joint Bookrunners).

(c)                                  The Joint Global Coordinators (for themselves and on behalf of the International Underwriters) may, in their sole and absolute discretion, terminate this Agreement by giving notice to the Company, at any time at or prior to 8:00 a.m. on the Listing Date, if at or prior to such time:

(A)                                                                               there shall have developed, occurred, existed or come into effect:

(1)                                                                                 any new Law or any change in existing Law, or any change in the interpretation or application thereof by any court or other competent Authority in or affecting Hong Kong, the PRC, the United States, the United Kingdom or the Cayman Islands (each a “Relevant Jurisdiction”); or

(2)                                                                                 any change or development involving a prospective change or development, or any event or series of events resulting in or representing a change or development, or prospective change or development, in local, national, regional or international financial, political, military, industrial, economic, fiscal or market conditions (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets, inter-bank markets and credit markets, a change in the system under which the value of the Hong Kong currency is linked to that of the currency of the United States, or a devaluation of the Renminbi against any foreign currencies) in or affecting any Relevant Jurisdiction; or

(3)                                                                                 any event or a series of events, in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of terrorism (whether or not responsibility has been claimed), acts of God, accident or interruption or delay in transportation) in or affecting any Relevant Jurisdiction; or

(4)                                                                                 any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared), epidemic pandemic, adverse mutation or aggravation of diseases, or other state of emergency or calamity or crisis in or affecting any Relevant Jurisdiction; or

(5)                                                                                 the imposition or declaration of any suspension or material limitation on trading in securities generally on the SEHK, the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market or the LSE (including the AIM); or

(6)                                                                                 the imposition or declaration of any suspension or material limitation (including any imposition of or requirement for any minimum or maximum price limit or price range) on trading in the

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Company’s securities on the NASDAQ Global Select Market and/or the AIM market of the LSE; or

(7)                                                                                 any change or prospective change in taxation or exchange controls, currency exchange rates or foreign investment regulations in any Relevant Jurisdiction adversely affecting any Relevant Jurisdiction or affecting an investment in the Offer Shares; or

(8)                                                                                 the imposition or declaration of a general moratorium on, or any disruption in, commercial banking activities in any Relevant Jurisdiction, or any disruption in foreign exchange trading or securities settlement or clearance services in any Relevant Jurisdiction; or

(9)                                                                                 any material litigation or claim being threatened or instigated against any member of the Group; or

(B)                                                                               there has come to the notice of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner or International Underwriter:

(1)                                                                                 a valid prohibition by a competent Authority on the Company for whatever reason from offering, allotting, issuing or selling (as the case may be) any of the Shares, or the listing and trading of the Shares on the SEHK, pursuant to the terms of the Global Offering; or

(2)                                                                                 any statement contained in any of the Disclosure Package and the Final Offering Circular and/or any announcement issued or to be issued by or on behalf of the Company in connection with the International Offering (including any supplement or amendment thereto) was, when it was issued, or has become untrue, incorrect or misleading; or

(3)                                                                                 any matter has arisen or has been discovered which would, had it arisen immediately before the date hereof, not having been disclosed in the Disclosure Package or the Final Offering Circular constitute an omission therefrom; or

(4)                                                                                 any matter or event showing any of the warranties given by the Company in this Agreement to be untrue or misleading in any respect when first given or repeated; or

(5)                                                                                 any event, act or omission which gives or is likely to give rise to any liability of the Company (as the case maybe) pursuant to the indemnities given by it in this Agreement; or

(6)                                                                                 any breach of any of the obligations of the Company under this Agreement; or

(7)                                                                                 any adverse change or prospective adverse change in the business or in the financial or trading position of the Group as a whole,

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and which, in any such case in either paragraph (A) or (B) above, and in the judgment of the Joint Global Coordinators (for themselves and on behalf of the International Underwriters):

A.            has or will have or will be or is reasonably likely to have a material adverse effect on the success of the Global Offering; or

B.            makes it impractical or inadvisable for any material part of the International Underwriting Agreements, the International Offering or the Global Offering to be performed or implemented as envisaged under the Disclosure Package and the Final Offering Circular; or

C.            makes it impracticable or inadvisable to proceed with the International Offering and/or the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Disclosure Package and the Final Offering Circular.

and provided that in respect of any epidemic or pandemic, adverse mutation or aggravation of diseases existing at the date of this Agreement referred above, the Joint Global Coordinators shall only be entitled to terminate this Agreement in accordance with such provision if, in their opinion (after consultation with the Company), there has been a material escalation in any such epidemic or pandemic, adverse mutation or aggravation of diseases after the date of this Agreement.

(d)                                 If this Agreement shall be terminated pursuant hereto, the Company shall not then be under any liability to any International Underwriter except as provided in Sections 5 and 9 hereof; but, if for any other reason, any Exempt Offer Shares are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the Exempt Offer Shares, promptly (and, in any event, not later than 30 days) reimburse the International Underwriters through the Joint Global Coordinators for all out-of-pocket expenses approved in writing by the Joint Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the Exempt Offer Shares not so delivered, but the Company shall then be under no further liability to any International Underwriter in respect of the Exempt Offer Shares not so delivered except as provided in Sections 5 and 9 hereof.

8.                                      Increase in International Underwriters’ Commitments.

(a)                                                                                 If one or more of the International Underwriters shall fail at the Time of Delivery to purchase the Offer Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

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(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Offer Shares to be purchased on such date, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Offer Shares to be purchased on such date, this Agreement may, after reasonable consultation with the Company, terminate without liability on the part of any non-defaulting International Underwriter.

(b)                                                                                 No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

(c)                                                                                  In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Company shall have the right to postpone the Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Disclosure Package or the Final Offering Circular or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an International Underwriter under this Section.

9.                                      Indemnity and Contribution.

(a)                                 The Company will indemnify and hold harmless (to the full extent permitted by applicable law) each Joint Sponsor, International Underwriter or Joint Bookrunner, their partners, directors, head offices, officers, employees, representatives and agents, any person who controls any such Joint Sponsor, International Underwriter or Joint Bookrunner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any branch, associate or “affiliate” (within the meaning of Rule 405 under the 1933 Act) of any such Joint Sponsor, International Underwriter or such Joint Bookrunner and their directors, officers, employees, representatives and agents, as the case may be, and the successors and assigns of all of the foregoing persons, against any losses, claims (and any action, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority)), damages, expenses or liabilities, joint or several, to which such International Underwriter or any such person may become subject, under the 1933 Act or otherwise (including, without limitation, all legal and other expenses incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, in investigating, preparing or defending such losses, claims, damages, expenses or liabilities), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Circular,  the Final Offering Circular or any amendment or supplement thereto or (B) in any materials or information provided to the Cornerstone Investors by, or with the approval of, the Company in connection with the marketing of the offering of the Exempt Offer Shares (“Marketing Materials”) including any investor presentation made to the Cornerstone Investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to

20

state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expenses or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular,  the Final Offering Circular or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information.

(a)                                 Each International Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular, or the Final Offering Circular or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the names of the International Underwriters in the Final Offering Circular furnished on behalf of each International Underwriter.

(a)                                 Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party in writing of the commencement thereof shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it form any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Joint Global Coordinators, and, in the case of parties indemnified pursuant to subsection (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel)

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separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(b)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Final Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and

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distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(c)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any International Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any International Underwriter; and the obligations of the International Underwriters under this Section 9 shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Final Offering Circular as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the 1933 Act.

(d)                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

(e)                                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section (a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10.                               Notices. In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or fax, and (A) if to the Joint Global Coordinators, shall be sufficient in all respects if delivered or sent to (i) Morgan Stanley Asia Limited, 46/F, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong, attn.:                                                  (ii) Jefferies Hong Kong Limited, Suite 2201, 22/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong,

23

attn.:                                                  and (iii) China International Capital Corporation Hong Kong Securities Limited, 29/F, One International Finance Centre 1 Harbour View Street, Central, Hong Kong, attn.: attn.:                                                  and (B) if to the Company, shall be sufficient in all respects if delivered or sent to Level 18, The Metropolis Tower, 10 Metropolis Drive, Hunghom, Kowloon, Hong Kong, attention of                                                  with a copy to the Company Secretary (facsimile:                                                 ); provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or fax number previously provided to the Joint Global Coordinators, which address or fax number will be supplied to the Company by the Joint Global Coordinators upon request.

11.                               Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.                               Submission to Jurisdiction; Waiver of Immunity. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any International Underwriter or by any person who controls any International Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed HUTCHMED International Corporation, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company . The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.                               Judgment Currency Indemnity.The obligation of the Company pursuant to this Agreement in respect of any sum due to any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such International Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the

24

sum originally due to such International Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter hereunder.

14.                               Bail-In Action: Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)                               the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)                               the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(C)                               the cancellation of the BRRD Liability; and

(D)                               the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

In this Clause:

“Bail-In Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

25

“BRRD Counterparty” means any party to this Agreement to whom the BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means Morgan Stanley & Co. International plc; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

15.                               Recognition of the U.S. Special Resolution Regimes

(A)                               In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(B)                               In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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16.                                                                               MiFID II Product Governance Requirements

(a)                                                                                 Solely for the purposes of Article 9(8) of Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of Manufacturers under the Product Governance Requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments as amended (“MiFID II”); (b) Articles 9 and 10 of the Delegated Directive; and (c) the local implementing measures (the “MiFID II Product Governance Requirements”), each Joint Global Coordinator acknowledges to each other Joint Global Coordinator that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (i) the target market for the Global Offering; (ii) the eligible distribution channels for dissemination of the securities the subject of the Global Offering, each as set out in the Offering Documents; and (iii) the requirement to carry out a product approval process.

(b)                                                                                 The Joint Bookrunners note the application of the MiFID II Product Governance Requirements and acknowledge the target market and distribution channels identified as applying to the Offer Shares by the Joint Global Coordinators and the related information set out in the Offering Documents in connection with the Offer Shares.

27

17.                               No Fiduciary Relationship. The Company acknowledges and agrees that (i) the underwriting of the Exempt Offer Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company , on the one hand, and the several International Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each International Underwriter is acting solely as a principal and not the agent or fiduciary of the Company , (iii) no International Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the International Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company , in connection with such transaction or the process leading thereto;

18.                               Time of the Essence. Time shall be of the essence of this Agreement.

19.                               Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

20.                               Entire Agreement. This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the Exempt Offer Shares by the International Underwriters and supersede and extinguish any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

21.                               Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and Affiliates referred to in such Section, and each person who controls, any Joint Sponsor, Joint Global Coordinator, International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company and the International Underwriters, severally.

[Signature pages to follow]

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Very truly yours,

For and on behalf of

HUTCHMED (CHINA) LIMITED

By:
Name:
Title:

[Signature page to Exempt UA]

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

JEFFERIES HONG KONG LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

[Signature page to Exempt UA]

SCHEDULE I

International Underwriter	Number of Exempt Offer Shares
Morgan Stanley & Co. International plc
Jefferies Hong Kong Limited
China International Capital Corporation Hong Kong Securities Limited
Credit Suisse (Hong Kong) Limited
The Hongkong and Shanghai Banking Corporation Limited
Total

Sch I - 1

SCHEDULE II

HUTCHMED (CHINA) LIMITED

Materials and information other than the Preliminary Offering Circular that comprise the Disclosure Package:

Number of Shares offered under the Exempt Offering:

Pricing information: HK$         per Share

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SCHEDULE III

Representations and Warranties of the Company

The Company represents and warrants to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters as of the date hereof, the Time of Sale and at the Time of Delivery, and agrees with each, as follows:

(i)                                     Accurate Disclosure.  Each Preliminary International Circular and Final Offering Circular, at the time of delivery, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Sale and at the Time of Delivery, the Disclosure Package  did not include, includes or will not include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Preliminary International Circular, the Final Offering Circular nor any amendment or supplement thereto, as of their issue date or at the applicable Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Circular (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through MSIP, Jefferies, CICC, CS and HSBC expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(ii)                                  Certain Contents in the Disclosure Documents. The statements in the Disclosure Package and the Final Offering Circular under the headings “Risk Factors”, “Future Plans and Use of Proceeds”, “Dividend Policy”,  and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(iii)                               Group Structure. The Group Companies constitute all of the entities held or controlled by the Company, other than those subsidiaries which do not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act. Other than the Group Companies, the Company does not own or control, directly or indirectly, any significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(iv)                              Reporting Accountants. PricewaterhouseCoopers (Independent Registered Public Accounting Firm, Hong Kong) in respect of the audited consolidated financial statements of the Group and the audited consolidated financial statements of Nutrition Science Partners Limited and PricewaterhouseCoopers Zhong Tian LLP (Independent Registered Public Accounting Firm, PRC) in respect of the audited consolidated financial statements of Material PRC Non-Consolidated Entities (the “Reporting

Sch III - 2

Accountants”) who have certified the financial statements and supporting schedules of the Group included in the Disclosure Package and the Final Offering Circular are, to the best knowledge of the Company after due inquiry, independent public accountants as required by the 1933 Act, the rules and regulations promulgated thereunder (the “1933 Act Regulations”), the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(v)                                 Company Financial Statements. The audited consolidated financial statements of the Company and its subsidiaries included in the Disclosure Package and the Final Offering Circular, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and its subsidiaries included in the Disclosure Package and the Final Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

All historical financial information contained in the Disclosure Package and the Final Offering Circular (other than in the Accounts and the Joint Venture Accounts) has been either correctly extracted from the Accounts or the Joint Venture Accounts or is derived from the relevant accounting records of the Group Companies which the Company in good faith believes are reliable and accurate and are a fair presentation of the data purported to be shown.

(vi)                              Joint Venture Financial Statements. The consolidated financial statements included in the Disclosure Package and the Final Offering Circular, together with the related schedules and notes, present fairly the consolidated financial positions of (a) Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries for the periods specified, (b) Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries for the periods specified and (c) Nutrition Science Partners Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Nutrition Science Partners Limited and its subsidiaries for the periods specified; said consolidated financial statements of the Material Non-Consolidated Joint Ventures and their subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS, as applicable, the information required to be stated therein. The selected financial data

Sch III - 3

and the summary financial information of such entities included in the Disclosure Package and the Final Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

(vii)                           No Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Final Offering Circular since the respective dates as of which information is given therein, (A) there has been no material adverse change in the business affairs, business prospects, operations, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the other Group Companies considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the other Group Companies, other than those in the ordinary course of business, which are material with respect to the Company and the other Group Companies considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its ordinary shares.

Since the date of the latest consolidated financial statements included in the Disclosure Package and the Final Offering Circular, neither of the Company nor any of the Group Companies has: (D) entered into or assumed any contract, (E) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (F) incurred or agreed to incur any change in the share capital, (G) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (H) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (D) through (H) above, be material to the Company and the other Group Companies, taken as a whole, and that are not otherwise disclosed in the Disclosure Package and the Final Offering Circular.

(viii)                        Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Circular and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)                              Good Standing of Group Companies. Each of the Group Companies has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Final Offering

Sch III - 4

Circular, all of the issued and outstanding ordinary shares of each of the Group Companies has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (in such numbers as disclosed in the Disclosure Package and the Final Offering Circular), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of ordinary shares of any Group Company were issued in violation of the preemptive or similar rights of any securityholder of such Group Company. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 8.1 to the Company’s annual report on Form 20-F filed with the Commission on March 4, 2021 and (B) certain other subsidiaries which do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

Hutchison China MediTech Enterprises (Bahamas) Limited and Hutchison MediPharma Enterprises Limited are neither operating entities nor intermediary holding companies of other entities in the Group. Their primary purpose is for holding certain Intellectual Property (as defined below) of the Group.

None of the Group Companies nor any person acting on behalf of any of them has taken any action and, to the knowledge of the Company, no steps been taken by any person nor have any Actions under any Laws been started or threatened, to liquidate, wind up, dissolve, make dormant or eliminate any Group Company.

(x)                                 Capitalization. The authorized and issued share capital of the Company are as set forth in the sections headed “Share Capital” and “Appendix VI — Statutory and General Information — A. Further Information about the Company” in the Disclosure Package and Final Offering Circular (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Final Offering Circular or pursuant to the exercise of convertible securities, rights or options referred to in the Final Offering Circular).The outstanding shares of ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of ordinary shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

The holders of outstanding ordinary shares as described in the Disclosure Package and the Final Offering Circular are not entitled to preemptive or other rights to acquire the Offer Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, ordinary shares or any other class of share capital of the Company except as set forth in the Disclosure Package and the Final Offering Circular in thesections headed “Share Capital — Share Option and Long-term Incentive Schemes”, “Appendix VI — Statutory and General Information — D. Equity Compensation Schemes” and “History and Corporate Structure — The Private Placements”; except as disclosed in the the Disclosure Package and the Final Offering Circular, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any of the Group Companies, or obligation of any of the Group Companies to issue, equity shares or any other class of share capital of any of the Group Companies.

Sch III - 5

(xi)                              Material Contracts. Neither the Company nor any of the Group Companies has sent or received any notice regarding termination of, or intent not to renew (to the extent that such contracts and agreements are of the kind that is typically renewable), any of the material contracts or agreements specifically referred to or described in the Disclosure Package and the Final Offering Circular, and no such termination or non-renewal has been, to the Company’s knowledge after due inquiry, threatened by the Company or any of the Group Companies or any other party to any such contract or agreement.

(xii)                           Merger or Consolidations. Neither the Company nor any of the Group Companies has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(xiii)                        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)                       Authorization and Description of Exempt Offer Shares. The Exempt Offer Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Exempt Offer Shares is not subject to the preemptive or other similar rights of any securityholder of the Company, except as disclosed in the Disclosure Package and the Final Offering Circular. The Exempt Offer Shares conform to all statements relating thereto contained in the Disclosure Package and the Final Offering Circular and such descriptions conform to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)                          Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale by the Company under the 1933 Act, except as disclosed in the Disclosure Package and the Final Offering Circular.

All such Offer Shares will, allotted, issued and delivered against payment as provided in this Agreement, the Hong Kong Underwriting Agreement or the U.S. Underwriting Agreement, as applicable, rank pari passu in all respects with the existing Shares in issue and be free of any restriction upon the holding or voting thereof pursuant to the Laws of the Cayman Islands or Hong Kong or the Articles of Association or any agreement or other instrument to which the Company is a party, except as disclosed in the Preliminary Offering Circular and Final Offering Circular. Save as disclosed in the Preliminary Offering Circular and Final Offering Circular, the subscribers or purchasers of all Offer Shares allotted, issued or sold under the Global Offering will be entitled to participate in all dividends or other distributions which may be declared, paid or made on or in respect of the Shares at any time on or after the Listing Date.

(xvi)                       Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Group Companies is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to

Sch III - 6

which the Company or any of the Group Companies is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Group Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree (“Laws”) of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Group Companies or any of their respective properties, assets or operations (each, a “Governmental Entity”), including, without limitation, the AIM Rules for Companies issued by the London Stock Exchange plc (the “LSE”) from time to time (the “AIM Rules”), the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), the UK Financial Services Act 2012 (the “FSA 2012”), all applicable rules and requirements of the LSE and the United Kingdom Financial Conduct Authority (the “FCA”), except in the case of (B) and (C) above, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Disclosure Package and the Final Offering Circular (including the issuance and sale of the Exempt Offer Shares and the use of the proceeds from the sale of the Exempt Offer Shares as described therein under the caption “Future Plans and Use of Proceeds”)  and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Group Company pursuant to, the Agreements and Instruments , nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of the Group Companies or any Laws of any Governmental Entity (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Companies.

(xvii)                    No Approvals and Filings Required. No Approvals and Filings (as defined below) under any Laws applicable to, or from or with any Authority having jurisdiction over any of the Group Companies or any of their respective properties or assets, or otherwise from or with any other persons is required for the issue and sale of the Exempt Offer Shares or the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except (A) the listing of the Exempt Offer Shares on the Nasdaq Global Select Market (the “Nasdaq”) and the listing of the Exempt Offer Shares on the AIM; (B) such Approvals and Filings as may be required under state securities or “blue sky” laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong, United Kingdom and the United States in connection with the purchase and distribution of the Exempt Offer Shares by or for the respective accounts of the several Underwriters ;

Sch III - 7

and (C) such Approvals and Filings that have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)                 Listing of the ADSs and the Shares. The ADSs are listed on the Nasdaq and the Shares are listed on the AIM.

(xix)                       The International Offering.  The Hong Kong Public Offering, the International Offering, the other transactions provided for or contemplated by this Agreement, the Hong Kong Underwriting Agreement or the U.S. Underwriting Agreement and all related arrangements (including all public notices, announcements and advertisements) will, in so far as they are the responsibility of a Group Company, be carried out in accordance with all applicable Laws and the requirements of the Listing Rules.

No Group Company has entered into any contractual arrangement relating to the offer, allotment, issue, sale, distribution and/or delivery of any Shares other than this Agreement, the Hong Kong Underwriting Agreement and the U.S. Underwriting Agreement except as disclosed in the Final Offering Circular.

(xx)                          Dividends and Other Distributions. Except as disclosed in the Disclosure Package and the Final Offering Circular, all dividends and other distributions declared and payable on the Shares or the share capital of any of the Group Companies may be paid under the current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision thereof and are currently otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof and without the necessity of obtaining any Approvals and Filings of or with any court or Governmental Entity having jurisdiction over the Company or any Group Companies or any of their respective properties in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof.

(xxi)                       No Underwriter Tax Liabilities. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the United States, Hong Kong, the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein, in connection with: (A) the sale and delivery by the Company of the Exempt Offer Shares to or for the respective accounts of the several International Underwriters, (B) the sale and delivery by the International Underwriters of the Exempt Offer Shares to the purchasers thereof in the manner contemplated by this Agreement, or (C) other than nominal stamp duty if this Agreement or any other documents to be furnished hereunder is executed in or brought into the Cayman Islands, the execution and delivery of this Agreement. This paragraph shall not apply to taxes on net income of an Underwriter imposed on any commissions or fees earned by the Underwriters in connection with the Hong Kong Public Offering or the International Offerings or any profits of the Stabilising Manager acting in its capacity as such or as a result of the Underwriter’s connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement.

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(xxii)                    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Group Companies exists or, to the knowledge of the Company, is imminent, and, to the knowledge of the Company, the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Group Company’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxiii)                 Absence of Proceedings. Except as disclosed in the Disclosure Package and the Final Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Group Companies, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Group Companies is a party or of which any of their respective properties or assets is the subject which are not described in the Disclosure Package and the Final Offering Circular, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxiv)                Related Party Transactions. (A) Except as disclosed in the Disclosure Package and the Final Offering Circular, there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Companies on the one hand and any director or executive officer of the Company or any of the Group Companies or the affiliates (to the Company’s best knowledge after due inquiry) or members of the immediate families of such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no material relationships or transactions between the Company or any of the Group Companies on the one hand and their respective affiliates (to the Company’s best knowledge after due inquiry), executive officers, directors or 10% or greater shareholders on the other hand which, although required to be disclosed, in accordance with the 1933 Act and 1933 Act Regulations, are not disclosed in the Disclosure Package and the Final Offering Circular; and (C) none of the Company or any of the Group Companies is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate (to the Company’s best knowledge after due inquiry), including any person who formerly was a director, executive officer and/or 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

(xxv)                   Possession of Licenses and Permits. The Company and the other Group Companies possess such consent, approval, authorisation, sanction, permission, order, franchise, registration, filing, clearance, qualification, licence, permit, certificate, concession or declaration (collectively, “Approvals and Filings”) issued by the appropriate Authorities necessary to conduct the business now operated by them as described in the Disclosure Package and the Final Offering Circular, including but not limited to any such material licences, certificates, permits and other authorisations issued by the Ministry of Finance of the PRC, the China Securities Regulatory Commission, the State Administration of Foreign Exchange of the PRC, the State Administration of

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Taxation, the State Administration for Market Regulation of the PRC, the National Audit Office, PRC State-owned Assets Supervision and Administration Commission, the People’s Bank of China, the Ministry of Human Resources and Social Security, the Housing Fund Management Centre and the Ministry of Ecology and Environment, and have made all necessary declarations and filings with the appropriate Authorities, except where the failure so to possess, declare or file would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Final Offering Circular, the Company and the other Group Companies are in compliance with the terms and conditions of all Approvals and Filings, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Approvals and Filings are valid and in full force and effect, except when the invalidity of such Approvals and Filings or the failure of such Approvals and Filings to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of the Group Companies has received any notice of proceedings relating to the revocation or modification of any Approvals and Filings which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi)                Title to Property. The Company and the other Group Companies have good and marketable title to all real property owned by them and good title to all other properties owned by them as are necessary to the conduct of their operations as presently conducted, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Disclosure Package and the Final Offering Circular or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Disclosure Package and the Final Offering Circular, all of the leases and subleases material to the business of the Company and the other Group Companies, considered as one enterprise, and under which the Company or any of the Group Companies holds properties described in the Disclosure Package or the Final Offering Circular, are in full force and effect, and neither the Company nor any such Group Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Group Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Group Company to the continued possession of the leased or subleased premises under any such lease or sublease, except for claims that would not, or where the failure of such leases or subleases to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)             Possession of Intellectual Property. In each case, except as disclosed in the Disclosure Package and the Final Offering Circular, (A) each of the Company and the other Group Companies owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Disclosure Package and the Final Offering Circular (collectively, the “Intellectual Property”); (B) none of the Intellectual Property is

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unenforceable or invalid; (C) to the Company’s knowledge, the business of the Company and the other Group Companies does not infringe, violate or conflict with (and neither the Company nor any of the Group Companies knows of any basis for alleging infringement, violation or conflict with) the rights of others with respect to the Intellectual Property, and neither the Company nor any of the Group Companies has received any notice alleging the same, that would reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; (D) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Companies is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right (and neither the Company nor any of the Group Companies knows of any basis for any such claims) that would reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; (E) neither the Company nor any of the Group Companies is in breach of, and the Company and the other Group Companies have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Companies, taken as a whole; (F) except as disclosed in the Disclosure Package and the Final Offering Circular, neither the Company nor any of the Group Companies is subject to any contractual non-competition or other similar restrictions or arrangements relating to the Company’s or such Group Company’s intellectual property anywhere in the world; (G) each of the Company and the other Group Companies has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (H) (a) all use or disclosure of Confidential Information owned by the Company or the Group Companies by or to a third party has been pursuant to a written agreement between the Company, the Group Companies and such third party, and (b) all use or disclosure of Confidential Information not owned by the Company or the Group Companies has been pursuant to the terms of a written agreement between the Company, the Group Companies, and the owner of such Confidential Information, or is otherwise lawful, except that in either case the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(xxviii)          Environmental Laws. Except as described in the Disclosure Package and the Final Offering Circular or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) none of the Company or any of the Group Companies is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the other Group Companies have all permits, authorizations and approvals required under any applicable Environmental Laws and

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are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Group Companies and (D) there are no events or circumstances that, to the Company’s knowledge, would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Companies relating to Hazardous Materials or any Environmental Laws.

(xxix)                Accounting Controls. The Company and each of the Group Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP or such other accounting standards as are adopted by the relevant Group Company and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Final Offering Circular, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and each of its Subsidiaries maintain effective “internal control over financial reporting” (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx)                   Operating and Financial Review and Prospects. The section entitled “Financial Information” in the Preliminary Offering Circular fairly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

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The Financial Information section fairly and accurately in all material respects describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations that are reasonably likely to have a material effect on the liquidity of the Company or the Group Companies, or the availability thereof or the requirements of the Company or the Group Companies for capital resources.

(xxxi)                Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xxxii)             Payment of Taxes. The Company and the other Group Companies have paid all material Taxes required to be paid pursuant to any Tax return submitted to a Tax authority or any demand from a Tax authority through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided , and all returns, reports or filings which ought to have been made by or in respect of the Company and the other Group Companies for taxation purposes as required by the law of the jurisdictions where the Company and the other Group Companies are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects, except where failure to pay such taxes or to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; to the knowledge of the Company, no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate Authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided in accordance with the relevant accounting standards; the provisions included in the audited consolidated financial statements as set out in the Disclosure Package and the Final Offering Circular included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become liable; and to the knowledge of the Company, neither the Company nor any of the Group Companies has received notice of any material tax deficiency with respect to the Company or any of the Group Companies.

(xxxiii)          Insurance. The Company and the other Group Companies carry or are entitled to the benefits of insurance, to an extent which is prudent in accordance with customary industry practice to protect the Company and the other Group Companies and their respective businesses, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the Group Companies will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of the Group

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Companies has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)         Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the Exempt Offer Shares as herein contemplated and the use of net proceeds as set forth in the Disclosure Package and the Final Offering Circular will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv)            PFIC. Based on current information and the current plans and expectations of the Company regarding the value and nature of its assets and the source and nature of its income, the Company believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ending December 31, 2019 and does not expect to be a PFIC in the foreseeable future.

(xxxvi)         FPI. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xxxvii)      No Share Offerings. Except as disclosed in the Disclosure Package and the Final Offering Circular, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act, other than Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxxviii)   Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Exempt Offer Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxix)         No Finder’s Fee. Except under this Agreement, the Hong Kong Underwriting Agreement and the U.S. Underwriting Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Exempt Offer Shares or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the U.S. Underwriting Agreement.

(xl)                              Foreign Corrupt Practices Act. None of the Company, its Subsidiaries or to the Company’s knowledge, any of the corporations, partnerships, joint ventures, associations or other entities that are subsidiaries of the Company within the meaning of Rule 1-02(x) of Regulation S-X under the Securities Act  (collectively, the “Group Subsidiaries”) other than the Subsidiaries (collectively, the “Non-Group Entities”),

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or, to the Company’s knowledge, any director, officer, agent, employee or other representative of the Company or any of the Group Subsidiaries acting on behalf of the Company or any of the Group Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder  (“FCPA”), the UK Bribery Act 2010 or any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”) to which the Company, any of the Group Subsidiaries, any director, officer, or employee, or, to the knowledge of the Company, agent or other representative of the Company or any of the Group Subsidiaries, is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorization of the giving of or anything of value to any “foreign official” (as such term is defined in the FCPA), in contravention of the FCPA; The Company, its Subsidiaries and, to the best of the knowledge of the Company, the Non-Group Entities and the affiliates of the Company, the Subsidiaries and the Non-Group Entities, have conducted their businesses in compliance with the FCPA and any applicable similar law or regulation, instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws.

(xli)                           Anti-Money Laundering Laws. The operations of the Company, the Subsidiaries and, to the knowledge of the Company, the Non-Group Entities of the Company are conducting and have conducted their businesses in compliance with the money laundering statutes of all jurisdictions in which they operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries and, to the knowledge of the Company, any of the Non-Group Entities, with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlii)                        OFAC. None of the Company, its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, affiliate, or representative of the Company or any of the Subsidiaries is an individual or entity currently the target of any sanctions administered by the U.S. Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions imposed by any other governmental body to which the Company or any of the Subsidiaries is subject (collectively, “Sanctions”), and the Company entering into this Agreement or the performance of any transactions contemplated herein by the Company (including, without limitation, the use of any part of the proceeds of the offering of the Shares by the Company) would not cause the Company or any of its Subsidiaries to violate any applicable Sanctions; nor is the Company or any of its  Subsidiaries located, organised or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea region of Ukraine, Syria, North Korea, and Iran) (each a “Sanctioned Country”).

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(xliii)                     Lending Relationship. Except as disclosed in the Disclosure Package and the Final Offering Circular, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Exempt Offer Shares to repay any outstanding debt owed to any affiliate of any Underwriter. There are no debt securities of the Company outstanding as of the date of this Agreement.

(xliv)                    Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package or the Final Offering Circular are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

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SCHEDULE IV

The Cornerstone Investors

Sch IV - 1

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

FORM OF THE CORNERSTONE INVESTMENT

___ JUNE 2021

HUTCHMED (CHINA) LIMITED

和黃醫藥（中國）有限公司

[INVESTOR]

MORGAN STANLEY ASIA LIMITED

JEFFERIES HONG KONG LIMITED

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

CREDIT SUISSE (HONG KONG) LIMITED

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

CORNERSTONE INVESTMENT AGREEMENT

1|92

i

THIS AGREEMENT (this Agreement) is made on ___ June 2021

BETWEEN:

(1)                                 HUTCHMED (CHINA) LIMITED 和黃醫藥（中國）有限公司, a company incorporated in Cayman Islands with limited liability whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Company);

(2)                                 [INVESTOR], a company incorporated in [•] whose registered office is at [•] (the Investor);

(3)                                 MORGAN STANLEY ASIA LIMITED of 46/F, International Commerce Centre 1 Austin Road West Kowloon Hong Kong;

(4)                                 JEFFERIES HONG KONG LIMITED of Suite 2201, 22/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong;

(5)                                 CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED of 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong;

(6)                                 CREDIT SUISSE (HONG KONG) LIMITED of Level 88, International Commerce Centre, One Austin Road West, Kowloon, Hong Kong; and

(7)                                 THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED of 1 Queen’s Road Central, Hong Kong.

WHEREAS:

(A)                               The Company has made an application for listing of its share capital on the Stock Exchange (as defined below) by way of a global offering of 104,000,000 Shares (the Global Offering) (assuming the Over-allotment Option is not exercised) comprising:

(i)                                     a public offering by the Company for subscription of Shares (as defined herein below) by the public in Hong Kong (the Hong Kong Public Offering), and

(ii)                                  a conditional placing of Shares offered by the Company  (a) pursuant to the shelf registration statement on Form F-3ASR that was filed with the SEC and became effective on April 6, 2020, and the preliminary prospectus supplement to be filed with the SEC on or about 18 June 2021 and the final prospectus supplement to be filed with the SEC on or about 24 June 2021 (the Registered Offering) and (b) in respect of Shares sold to cornerstone investors, in reliance on Rule 901 of Regulation S under the Securities Act or on another exemption from the registration requirements of the Securities Act (the Exempt Offering, together with the Registered Offering, the International Offering).

(B)                               Morgan Stanley Asia Limited, Jefferies Hong Kong Limited and China International Capital Corporation Hong Kong Securities Limited are acting as the joint sponsors (the Joint Sponsors) of the Global Offering. Morgan Stanley Asia Limited, Jefferies Hong Kong Limited, China International Capital Corporation Hong Kong Securities Limited, Credit Suisse (Hong Kong) Limited and The Hongkong and

Shanghai Banking Corporation Limited are acting as the joint global coordinators (the Joint Global Coordinators) of the Global Offering.

(C)                               The Investor wishes to subscribe for the Investor Shares (as defined below) as part of the Exempt Offering, subject to and on the basis of the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.                                      Definitions and interpretations

1.1                               In this Agreement, including its schedules and recitals, each of the following words and expressions shall have the following meanings:

ADSs means the American depositary shares of the Company;

affiliate in relation to a particular individual or entity, unless the context otherwise requires, means any individual or entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the individual or entity specified. For the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

Aggregate Investment Amount means the amount equal to the Offer Price multiplied by the number of Investor Shares;

Approvals has the meaning given to it in Clause 6.2(f);

associate/close associate shall have the meaning ascribed to such term in the Listing Rules and associates/close associates shall be construed accordingly;

Brokerage means brokerage calculated as 1% of the Aggregate Investment Amount as required by paragraph 7(1) of Appendix 8 to the Listing Rules;

business day means any day (other than a Saturday, Sunday or public holiday in Hong Kong) on which licensed banks in Hong Kong are generally open to the public in Hong Kong for normal banking business and on which the Stock Exchange is open for the business of dealing in securities;

CCASS means the Hong Kong Central Clearing and Settlement System established and operated by The Hong Kong Securities Clearing Company Limited;

Closing means closing of the subscription of the Investor Shares in accordance with the terms and conditions of this Agreement;

Companies Ordinance means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended or supplemented from time to time;

Companies (Winding Up and Miscellaneous Provisions) Ordinance means the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended or supplemented from time to time;

connected person/core connected person shall have the meaning ascribed to such term in the Listing Rules and connected persons/core connected persons shall be construed accordingly;

Contracts (Rights of Third Parties) Ordinance means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong), as amended or supplemented from time to time;

controlling shareholder shall, unless the context otherwise requires, have the meaning ascribed to such term in the Listing Rules and controlling shareholders shall be construed accordingly;

[Delayed Delivery Date means, subject to the underwriting agreements for the Hong Kong Public Offering and the International Offering being entered into and having become unconditional and not having been terminated, a date later than the Listing Date as the Joint Global Coordinators shall notify the Investor in accordance with Clause 4.3];

dispose of includes, in respect of any Relevant Shares, directly or indirectly;

(a)                                 offering, pledging, charging, selling, mortgaging, lending, creating, transferring, assigning or otherwise disposing of any legal or beneficial interest (including by the creation of or any agreement to create or selling or granting or agreeing to sell or grant any option or contract to purchase, subscribe for, lend or otherwise transfer or dispose of or any warrant or right to purchase, subscribe for, lend or otherwise transfer or dispose of, or purchasing or agreeing to purchase any option, contract, warrant or right to sell), or creating any third party right of whatever nature over, any legal or beneficial interest in the Relevant Shares or any other securities convertible into or exercisable or exchangeable for such Relevant Shares, or that represent the right to receive, such Relevant Shares, or contracting to do so, whether directly or indirectly and whether conditionally or unconditionally; or

(b)                                 entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences or incidents of ownership of such Relevant Shares or such other securities or any interest in them; or

(c)                                  entering into any other transaction directly or indirectly with the same economic effect as any of the foregoing transactions described in (a) and (b) above; or

(d)                                 agreeing or contracting to, or publicly announcing an intention to, enter into any of the foregoing transactions described in (a), (b) and (c) above, in each case whether any of the foregoing transactions described in (a), (b) and (c) above is to be settled by delivery of Relevant Shares or such other securities convertible into or exercisable or exchangeable for Relevant Shares, in cash or otherwise; and disposal shall be construed accordingly;

Exempt Offering has the meaning given to it in Recital (A);

Global Offering has the meaning given to it in Recital (A);

Governmental Authority means any governmental, regulatory or administrative commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, judicial body, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

Group means the Company and its subsidiaries;

HK$ or Hong Kong dollar means the lawful currency of Hong Kong;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Hong Kong Public Offering has the meaning given to it in Recital (A);

Indemnified Parties has the meaning given to it in Clause 6.5, and Indemnified Party shall mean any one of them, as the context shall require;

International Offering has the meaning given to it in Recital (A);

International Offering Circular means the final offering circular expected to be issued by the Company to the prospective investors in connection with the Exempt Offering;

Investor Shares means the number of Shares to be subscribed for by the Investor in the International Offering in accordance with the terms and conditions herein and as calculated in accordance with Schedule 1 and determined by the Company and the Joint Global Coordinators;

Joint Global Coordinators has the meaning given to it in Recital (B);

Joint Sponsors has the meaning given to it in Recital (B);

Laws means all laws, statutes, legislation, ordinances, rules, regulations, guidelines, opinions, notices, circulars, directives, requests, orders, judgments, decrees or rulings of any Governmental Authority (including the Stock Exchange and the SFC) of all relevant jurisdictions;

[Lender has the meaning given to it in Clause 5.7];

Levies means the SFC transaction levy of 0.0027% (or the prevailing transaction levy on the Listing Date) and the Stock Exchange trading fee of 0.005% (or the prevailing trading fee on the Listing Date), in each case, of the Aggregate Investment Amount;

Listing Date means the date on which the Shares are initially listed on the Main Board of the Stock Exchange;

Listing Rules means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, and the listing decisions, guidelines and other requirements of the Stock Exchange;

Lock-up Period has the meaning given to it in Clause 5.1;

Maximum Offer Price means the maximum subscription price per Offer Share as stated in the Prospectus;

Nasdaq Rules means the by-laws and rules of the Nasdaq Stock Market;

Offer Price means the final Hong Kong dollar price per Share (exclusive of Brokerage and Levies) at which the Shares are to be offered or sold pursuant to the Global Offering, which will not be more than the Maximum Offer Price;

Over-allotment Option has the meaning given to it in the International Offering Circular;

Parties means the named parties to this Agreement, and Party shall mean any one of them, as the context shall require;

PRC means the People’s Republic of China, excluding, for purposes of this Agreement only, Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

Preliminary International Offering Circular means the preliminary international offering circular expected to be issued by the Company to the prospective investors in connection with the Exempt Offering, as amended or supplemented from time to time;

Professional Investor has the meaning given to it in Part 1 of Schedule 1 to the SFO;

Prospectus means the final prospectus to be issued in Hong Kong by the Company in connection with the Hong Kong Public Offering;

Public Documents means the U.S. Registration Statement for the Registered Offering, the Preliminary International Offering Circular and the International Offering Circular for the Exempt Offering, the Prospectus and application forms to be issued in Hong Kong by the Company for the Hong Kong Public Offering and such other documents and announcements which may be issued by the Company or publicly filed with a Governmental Authority in connection with the Global Offering, each as amended or supplemented from time to time;

Registered Offering has the meaning given to it in Recital A;

Regulation S means Regulation S under the Securities Act;

Regulators has the meaning given to it in Clause 6.2(h);

Relevant Shares means the Investor Shares subscribed for by the Investor pursuant to this Agreement, and any shares or other securities of or interests in the Company which are derived from the Investor Shares pursuant to any rights issue, capitalisation issue or other form of capital reorganisation (whether such transactions are to be settled in cash or otherwise);

SEC means The Securities and Exchange Commission of the United States;

Securities Act means the United States Securities Act of 1933, as amended;

SFC means The Securities and Futures Commission of Hong Kong;

SFO means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

Shares means the ordinary shares in the share capital of the Company having a nominal value of US$0.10 each, which are to be traded in Hong Kong dollars and proposed to be listed on the Stock Exchange;

Stock Exchange means The Stock Exchange of Hong Kong Limited;

subsidiary has the meaning given to it in the Companies Ordinance;

U.S. and United States means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

U.S. Person has the meaning given to it in Regulation S under the Securities Act.

U.S. Registration Statement means, collectively, the shelf registration statement on Form F-3ASR that was filed with the SEC and became effective on April 6, 2020, the preliminary prospectus supplement to be filed with the SEC on or about [] 2021 and the final prospectus supplement related thereto to be subsequently filed with the SEC (the Final Prospectus Supplement); and

US$ or US dollar means the lawful currency of the United States.

1.2                               In this Agreement, unless the context otherwise requires:

(a)                                 a reference to a clause, sub-clause or schedule is a reference to a clause or sub-clause of or a schedule to this Agreement;

(b)                                 the index, clause and schedule headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

(c)                                  the schedules form an integral part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the schedules;

(d)                                 the singular number shall include the plural and vice versa and words importing one gender shall include the other gender;

(e)                                  a reference to this Agreement or another instrument includes any variation or replacement of either of them;

(f)                                   a reference to a statute or statutory provision includes a reference:

(i)                                     to that statute or provision as from time to time consolidated, amended, supplemented, modified, re-enacted or replaced by any statute or statutory provision;

(ii)                                  to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)                               to any subordinate legislation made under it;

(g)                                  references to times of day and dates are, unless otherwise specified, to Hong Kong times and dates, respectively;

(h)                                 a reference to a person includes a reference to an individual, a firm, a company, a body corporate, an unincorporated association or an authority, a government, a state or agency of a state, a joint venture, association or partnership (whether or not having separate legal personality);

(i)                                     references to include, includes and including shall be construed so as to mean include without limitation, includes without limitation and including without limitation, respectively; and

(j)                                    references to any legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing in respect of any jurisdiction other than Hong Kong is deemed to include what most nearly approximates in that jurisdiction to the relevant Hong Kong legal term.

2.                                      Investment

2.1                               Subject to the conditions referred to in Clause 3 below being fulfilled (or waived by the Parties, except that the conditions set out in Clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(d) cannot be waived and the condition under Clause 3.1(e) can only be waived by the Company, the Joint Global Coordinators and the Joint Sponsors) and other terms and conditions of this Agreement:

(a)                                 the Investor will subscribe for, and the Company will issue, allot and place and the Joint Global Coordinators will allocate and/or deliver (as the case may be) or cause to be allocated and/or delivered (as the case may be) to the Investor, the Investor Shares at the Offer Price under and as part of the Exempt Offering and through the Joint Global Coordinators and/or their affiliates in their capacities as international representatives of the international underwriters of the relevant portion of the Exempt Offering; and

(b)                                 the Investor will pay the Aggregate Investment Amount, the Brokerage and the Levies in respect of the Investor Shares in accordance with Clause 4.2.

2.2                               The Investor may elect by notice in writing served to the Company, the Joint Global Coordinators and the Joint Sponsors not later than [three] business days prior to the Listing Date to subscribe for the Investor Shares through a wholly-owned subsidiary of the Investor that is a Professional Investor and (B) (i) not a U.S. Person; (ii) located outside the United States and (iii) acquiring the Investor Shares in an offshore transaction in accordance with Regulation S, provided that:

(a)                                 the Investor shall procure such wholly-owned subsidiary on such date to provide to the Company, the Joint Global Coordinators and the Joint Sponsors written confirmation that it agrees to be bound by the same agreements, representations, warranties, undertakings, acknowledgements and confirmations given in this Agreement by the Investor, and the agreements, representations, warranties, undertakings, acknowledgements and confirmations given by the Investor in this Agreement shall be deemed to be given by the Investor for itself and on behalf of such wholly-owned subsidiary, and

(b)                                 the Investor (i) unconditionally and irrevocably guarantees to the Company, the Joint Global Coordinators and the Joint Sponsors the due and punctual performance and observance by such wholly-owned subsidiary of all its agreements, obligations, undertakings, warranties, representations, indemnities, consents, acknowledgements, confirmations and covenants under this Agreement; and (ii) undertakes to fully and effectively indemnify and keep indemnified on demand each of the Indemnified Parties in accordance with Clause 6.5, the obligations of the Investor under this Clause 2.2 constitute direct, primary and unconditional obligations to pay on demand to the Company, the Joint Global Coordinators or the Joint Sponsors any sum which such wholly-owned subsidiary is liable to pay under this Agreement and to perform promptly on demand any obligation of such wholly-owned subsidiary under this Agreement without requiring the Company, the Joint Global Coordinators or the Joint Sponsors first to take steps against such wholly-owned subsidiary or any other person. Except where the context otherwise requires, the term Investor shall be construed in this Agreement to include such wholly-owned subsidiary.

2.3                               The Company and the Joint Global Coordinators may in their sole discretion determine that delivery of all or a portion of the Investor Shares shall take place on the Delayed Delivery Date in accordance with Clause 4.3.

2.4                               The Company and the Joint Global Coordinators (on behalf of themselves and the underwriters of the Global Offering) will determine, in such manner as they may agree, the Offer Price. The exact number of the Investor Shares will be finally determined by the Company and the Joint Global Coordinators in accordance with Schedule 1, and such determination will be conclusive and binding on the Investor.

3.                                      Closing conditions

3.1                               The Investor’s obligation under this Agreement to subscribe for, and obligations of the Company and the Joint Global Coordinators to issue, allot, place, allocate and/or deliver (as the case may be) or cause to issue, allot, place, allocate and/or deliver (as the case may be), the Investor Shares pursuant to Clause 2.1 are conditional only upon each of the following conditions having been satisfied or waived by the Parties (except that the conditions set out in Clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(d) cannot be waived and the condition under Clause 3.1(e) can only be waived by the Company, the Joint Global Coordinators and the Joint Sponsors) at or prior to the Closing:

(a)                                 the underwriting agreements for the Hong Kong Public Offering and the International Offering being entered into and having become effective and unconditional (in accordance with their respective original terms or as subsequently waived or varied by agreement of the parties thereto) by no later than the time and date as specified in these underwriting agreements, and neither of the aforesaid underwriting agreements having been terminated;

(b)                                 the Offer Price having been agreed upon between the Company and the Joint Global Coordinators (on behalf of the underwriters of the Global Offering);

(c)                                  the Listing Committee of the Stock Exchange having granted the listing of, and permission to deal in, the Shares (including the Investor Shares as well as other applicable waivers and approvals) and such approval, permission or waiver having not been revoked prior to the commencement of dealings in the Shares on the Stock Exchange;

(d)                                 no Laws shall have been enacted or promulgated by any Governmental Authority which prohibits the consummation of the transactions contemplated in the Global Offering or herein and there shall be no orders or injunctions from a court of competent jurisdiction in effect precluding or prohibiting consummation of such transactions; and

(e)                                  the representations, warranties, undertakings and confirmations of the Investor under this Agreement are accurate and true in all respects and not misleading and that there is no material breach of this Agreement on the part of the Investor.

3.2                               If any of the conditions contained in Clause 3.1 has not been fulfilled or waived by the Parties (except that the conditions set out in Clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(d) cannot be waived and the condition under Clause 3.1(e) can only be waived by the Company, the Joint Global Coordinators and the Joint Sponsors) on or before [the date that is 180 days after the date of this Agreement] (or such other date as may be agreed in writing among the Company, the Investor, the Joint Global Coordinators and the Joint Sponsors), the obligation of the Investor to purchase, and the obligations of the Company and the Joint Global Coordinators to issue, allot, place, allocate and/or deliver (as the case may be) or cause to issue, allot, place, allocate and/or deliver (as the case may be), the Investor Shares shall cease and any amount paid by the Investor under this Agreement to any other party will be repaid to the Investor by such other party without interest [as soon as commercially practicable and in any event no later than 30 days from the date of termination of this Agreement] and this Agreement will terminate and be of no effect and all obligations and liabilities on the part of the Company, the Joint Global Coordinators and/or the Joint Sponsors shall cease and terminate; provided that termination of this Agreement pursuant to this Clause 3.2 shall be without prejudice to the accrued rights or liabilities of any Party to the other Parties in respect of the terms herein at or before such termination. For the avoidance of doubt, nothing in this Clause shall be construed as giving the Investor the right to cure any breaches of the respective representations, warranties and undertakings and acknowledgements given by the Investor respectively under this Agreement during the period until the aforementioned date under this Clause.

3.3                               The Investor acknowledges that there can be no guarantee that the Global Offering will be completed, and no liability of the Company, the Joint Global Coordinators or the Joint Sponsors to the Investor will arise if the Global Offering is not completed for any reason by the dates and times contemplated or at all. The Investor hereby waives any right (if any) to bring any claim or action against the Company, the Joint Global Coordinators and/or the Joint Sponsors or their respective affiliates on the basis that the Global Offering is not completed for any reason by the dates and times contemplated or at all.

4.                                      Closing

4.1                               Subject to Clause 3 and this Clause 4, the Investor will subscribe for the Investor Shares at the Offer Price pursuant to, and as part of, the Exempt Offering and through the Joint Global Coordinators (and/or their affiliates) in their capacities as international representatives of the international underwriters of the relevant portion of the Exempt Offering. Accordingly, the Investor Shares will be subscribed for contemporaneously with the closing of the Registered Offering [, or on the Delayed

Delivery Date], at such time and in such manner as shall be determined by the Company and the Joint Global Coordinators.

4.2                               The Investor shall make full payment of the Aggregate Investment Amount, together with the related Brokerage and Levies (to such Hong Kong dollar bank account as may be notified to the Investor by the Joint Global Coordinators) by same day value credit at or before [8:00 am] (Hong Kong time) on the Listing Date in Hong Kong dollars by wire transfer in immediately available clear funds without any deduction or set-off to such Hong Kong dollar bank account as may be notified to the Investor by the Joint Global Coordinators in writing no later than [one] clear business day prior to the Listing Date, which notice shall include, among other things, the payment account details and the total amount payable by the Investor under this Agreement.

4.3                               If the Joint Global Coordinators in their sole discretion determine that delivery of all or any part of the Investor Shares should be made on the Delayed Delivery Date, the Joint Global Coordinators shall notify the Investor in writing (i) no later than [two] business days prior to the Listing Date, the number of Investor Shares which will be deferred in delivery; and (ii) no later than [two] business days prior to the actual Delayed Delivery Date, the Delayed Delivery Date, provided that the Delayed Delivery Date shall be no later than [three] business days following the last day on which the Over-allotment Option may be exercised. If the Investor Shares are to be delivered to the Investor on the Delayed Delivery Date, the Investor shall nevertheless pay for the Investors Shares as specified in Clause 4.2.

4.4                               Subject to due payment(s) for the Investor Shares being made in accordance with Clause 4.2, delivery of the Investor Shares to the Investor, as the case may be, shall be made through CCASS by depositing the Investor Shares directly into CCASS for credit to such CCASS investor participant account or CCASS stock account as may be notified by the Investor to the Joint Global Coordinators in writing no later than [two] business day prior to the Listing Date[ or the Delayed Delivery Date as determined in accordance with Clause 4.3].

4.5                               Without prejudice to Clause 4.3, delivery of the Investor Shares may also be made in any other manner which the Company, the Joint Global Coordinators, the Joint Sponsors and the Investor may agree in writing, provided that, the delivery of the Investor Shares shall not be later than [three] business days following the last day on which the Over-allotment Option may be exercised.

4.6                               If payment of the Aggregate Investment Amount and the related Brokerage and Levies (whether in whole or in part) is not received or settled in the time and manner stipulated in this Agreement, the Company, the Joint Global Coordinators and the Joint Sponsors reserve the right, in their respective absolute discretions, to terminate this Agreement and in such event all obligations and liabilities on the part of the Company, the Joint Global Coordinators and the Joint Sponsors shall cease and terminate (but without prejudice to any claim which the Company, the Joint Global Coordinators and the Joint Sponsors may have against the Investor arising out of its failure to comply with its/ obligations under this Agreement). The Investor shall in any event be fully responsible for and shall indemnify, hold harmless and keep fully indemnified, on an after-tax basis, each of the Indemnified Parties against any loss and damages that they may suffer or incur arising out of or in connection with any failure on the part of the Investor to pay for the Aggregate Investment Amount and the Brokerage and Levies in full in accordance with Clause 6.5.

4.7                               Each of the Company, the Joint Global Coordinators and the Joint Sponsors shall not be liable (whether jointly or severally) for any failure or delay in the performance of its obligations under this Agreement if it is prevented or delayed from performing its obligations under this Agreement as a result of circumstances beyond the Company’s, the Joint Sponsors’ or the Joint Global Coordinators’ (as the case may be) control, including, but not limited to, acts of God, flood, outbreak or escalations of diseases, epidemics or pandemics including but not limited to avian influenza, severe acute respiratory syndrome, H1N1 influenza, H5N1, MERS, Ebola virus and the recent COVID-19, declaration of a national, international, regional emergency, calamity, crisis, economic sanctions, explosion, earthquake, volcanic eruption, severe transport disruption, paralysis in government operation, public disorder, political instability or threat and escalation of hostilities, war (whether declared or undeclared), terrorism, fire, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, embargo, labour dispute and changes in any existing or future laws, ordinances, regulations, any existing or future act of governmental activity or the like.

5.                                      Restrictions on the Investor

5.1                               Subject to Clause 5.2, the Investor agrees, covenants with and undertakes to the Company, the Joint Global Coordinators and the Joint Sponsors that without the prior written consent of each of the Company, the Joint Global Coordinators and the Joint Sponsors, it will not, whether directly or indirectly, at any time during the period of six months from the Listing Date (the Lock-up Period), directly or indirectly, (i) dispose of, in any way, any Relevant Shares or any interest in any company or entity holding any Relevant Shares, including any securities convertible into or exchangeable or exercisable for or that represent the right to receive any Relevant Shares; (ii) allow itself to undergo a change of control (as defined in The Codes on Takeovers and Mergers and Share Buy-backs promulgated by the SFC) at the level of its ultimate beneficial owner; (iii) agree or contract to or enter into any transactions directly or indirectly with the same economic effect as any aforesaid transaction; or (iv) publicly announce any intention to, enter into any of the foregoing transactions described in (i), (ii) and (iii) above, in each case whether any of the foregoing transactions described in (i), (ii) and (iii) above is to be settled by delivery of Relevant Shares or such other securities convertible into or exercisable or exchangeable for Relevant Shares, in cash or otherwise.

5.2                               The Company, the Joint Global Coordinators and the Joint Sponsors acknowledge that, after the expiry of the Lock-up Period, the Investor will be free to dispose of any Relevant Shares, provided that it will notify the Company in writing prior to the disposal and will use all reasonable endeavours to ensure that any such disposal does not create a disorderly or false market in the Shares and is otherwise in compliance with the SFO or any applicable Laws to which the Investor is subject in respect of the transactions contemplated under this Agreement and in respect of any such disposal.

5.3                               Nothing contained in Clause 5.1 shall prevent the Investor from transferring all or part of the Relevant Shares to any wholly-owned subsidiary of the Investor, provided that, in all cases:

(a)                                 no less than five business days’ prior written notice of such transfer is provided to the Company and the Joint Global Coordinators, which contains the identity of such wholly-owned subsidiary and such evidence, to the satisfaction of the Company and the Joint Global Coordinators, to prove that the prospective transferee is a wholly-owned subsidiary of the Investor as the Company and the Joint Global Coordinators may require;

(b)                                 prior to such transfer, such wholly-owned subsidiary gives a written undertaking (addressed to and in favour of the Company, the Joint Global Coordinators and the Joint Sponsors in terms satisfactory to them) agreeing to, and the Investor undertakes to procure that such wholly-owned subsidiary will, be bound by the Investor’s obligations under this Agreement, including the restrictions in this Clause 5 imposed on the Investor, as if such wholly-owned subsidiary were itself subject to such obligations and restrictions;

(c)                                  such wholly-owned subsidiary shall be deemed to have given the same acknowledgements, representations and warranties as provided in Clause 6;

(d)                                 the Investor and such wholly-owned subsidiary of the Investor shall be treated as being the Investor in respect of all the Relevant Shares held by them and shall jointly and severally bear all liabilities and obligations imposed by this Agreement;

(e)                                  if at any time prior to expiration of the Lock-up Period, such wholly-owned subsidiary ceases or will cease to be a wholly-owned subsidiary of the Investor, it shall (and the Investor shall procure that such subsidiary shall) immediately, and in any event before ceasing to be a wholly-owned subsidiary of the Investor, fully and effectively transfer the Relevant Shares it holds to the Investor or another wholly-owned subsidiary of the Investor, which shall give or be procured by the Investor to give a written undertaking (addressed to and in favour of the Company, the Joint Global Coordinators and the Joint Sponsors in terms satisfactory to them) agreeing to be bound by the Investor’s obligations under this Agreement, including the restrictions in this Clause 5 imposed on the Investor and give the same acknowledgement, representations and warranties hereunder, as if such wholly-owned subsidiary were itself subject to such obligations and restrictions and shall jointly and severally bear all liabilities and obligations imposed by this Agreement; and

(f)                                   such wholly-owned subsidiary is (i) not a U.S. Person; (ii) located outside the United States and (iii) acquiring the Relevant Shares in an offshore transaction in reliance on Regulation S under the Securities Act.

5.4                               The Investor agrees and undertakes that, except with the prior written consent of the Company, the Joint Global Coordinators and the Joint Sponsors, the aggregate holding (direct and indirect) of the Investor and its close associates in the total issued share capital of the Company shall be less than 10% (or such other percentage as provided in the Listing Rules from time to time for the definition of “substantial shareholder”) of the Company’s entire issued share capital.

5.5                               The Investor agrees that the Investor’s holding of the Company’s share capital is on a proprietary investment basis, and to, upon reasonable request by the Company, the Joint Global Coordinators and/or the Joint Sponsors, provide reasonable evidence to the Company, the Joint Global Coordinators and the Joint Sponsors showing that the Investor’s holding of the Company’s share capital is on a proprietary investment basis. The Investor shall not, and shall procure that none of its controlling shareholder(s), associates and their respective beneficial owners shall, apply for or place an order through the book building process for Shares in the International Offering (other than the Investor Shares) or make an application for Shares in the Hong Kong Public Offering.

5.6                               The Investor and its affiliates, directors, officers, employees or agents shall not enter into any arrangement or agreement, including any side letter, which is inconsistent with, or in contravention of, the Listing Rules (including the Stock Exchange Guidance Letter HKEX-GL51-13 or written guidance published by the Hong Kong regulators) with the Company, the controlling shareholders of the Company, any other member of the Group or their respective affiliates, directors, officers, employees or agents.

5.7                               [The Investor represents and warrants to the Company, the Joint Global Coordinators and the Joint Sponsors that it has not obtained and does not intend to obtain a loan or other form of financing to meet its payment obligations under this Agreement.] / [The Investor represents and warrants to the Company, the Joint Global Coordinators and the Joint Sponsors that it may obtain external financing from [•] (the Lender) to finance its subscription for the Investor Shares and that the loan, if obtained, will be on normal commercial terms after arm’s length negotiations. The Investor further undertakes to give a prompt notice to the Joint Sponsors, before the financing arrangement is executed, about such financing arrangement with details to be included in the Prospectus. [All or some of the Investor Shares to be subscribed for by the Investor may be charged to the Lender as security for such loan. Under the financing arrangement, upon the occurrence of certain customary events of default, the Investor may be required to repay the loan before its maturity and the Lender may therefore have the right to enforce its security interest by way of appropriation or foreclosure in the Investor Shares subject to such charge at any time upon the occurrence of certain customary events of default, save that the Investor undertakes and acknowledges to the Company, the Joint Global Coordinators and the Joint Sponsors to procure the Lender to be subject to the same restrictions during the Lock-Up Period as set out in Clause 5.1.]]

6.                                      Acknowledgements, representations, undertakings and warranties

6.1                               The Investor acknowledges, agrees and confirms to each of the Company, the Joint Global Coordinators and the Joint Sponsors that:

(a)                                 each of the Company, the Joint Global Coordinators, the Joint Sponsors and their respective affiliates, as well as their or their respective affiliates’ directors, officers, employees, agents, advisers, associates, partners and representatives makes no representation and gives no warranty or undertaking or guarantee that the Global Offering will proceed or be completed (within any particular time period or at all) , and will be under no liability whatsoever to the Investor in the event that the Global Offering is delayed, does not proceed or is not completed for any reason, ;

(b)                                 this Agreement, the background information of the Investor and the relationship and arrangements between the Parties contemplated by this Agreement will be required to be disclosed in the Public Documents and other marketing and roadshow materials for the Global Offering and that the Investor will be referred to in the Public Documents and such other marketing and roadshow materials and announcements and, specifically, this Agreement will be a material contract required to be filed with regulatory authorities in Hong Kong and made available for public inspection in connection with the Global Offering or otherwise pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Listing Rules;

(c)                                  the Offer Price is to be determined solely and exclusively in accordance with the terms and conditions of the Global Offering and the Investor shall not have any right to raise any objection thereto;

(d)                                 the Investor Shares will be subscribed for by the Investor through the Joint Global Coordinators and/or their affiliates in their capacities as international representatives of the international underwriters of the International Offering;

(e)                                  the Investor will accept the Investor Shares on and subject to the terms and conditions of the memorandum and articles of association or other constituent or constitutional documents of the Company and this Agreement;

(f)                                   the Company and the Joint Global Coordinators (a) have the absolute discretion to adjust the number of Investor Shares for the purpose of satisfying the Stock Exchange Guidance Letter HKEx-GL91-18 or such other percentage as may be approved by the Stock Exchange and applicable to the Company from time to time and/or in order to comply with the requirements of Rule 8.08(3) of the Listing Rules (which provides that not more than 50% of the Shares in public hands on the Listing Date can be beneficially owned by the three largest public shareholders of the Company) and (b) may reduce the number of Investor Shares on a pro rata basis (subject to any adjustment for whole board lot as the Company, the Joint Global Coordinators and the Joint Sponsors may make in their absolute discretion) to satisfy Practice Note 18 of the Listing Rules and the waiver as granted by the Stock Exchange (if any);

(g)                                  at or around the time of entering into this Agreement or at any time hereafter but before the closing of the International Offering, the Company, the Joint Global Coordinators and/or the Joint Sponsors have entered into, or may and/or propose to enter into, agreements for similar investments with one or more other investors as part of the International Offering;

(h)                                 the Investor Shares may not be resold in the United States (i) until the Final Prospectus Supplement covering such resale has been filed with the SEC and the 40th day following the Closing or (ii) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (subject in all cases to the Lock-up Period);

(i)                                     the Investor Shares may not be deposited into the Company’s American depositary receipts program until the 40th day following the Closing;

(j)                                    if in a member state of the European Economic Area (EEA), unless otherwise specifically agreed with the Joint Global Coordinators in writing, it is a “qualified investor” as defined in article 2(e) of the Regulation (EU) 2017/1129 (the Prospectus Regulation);

(k)                                 if in the United Kingdom, it is a person who is a “qualified investor” as defined in article 2(e) of the Regulation (EU) 2017/1129 (as it forms part of retained EU law as defined in the European Union (Withdrawal) Act 2018) (the UK Prospectus Regulation) and (i) has professional experience in matters relating to investments falling within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); (ii) is a person falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) is a person to whom information relating to the Global Offering may otherwise be lawfully communicated;

(l)                                     it has not offered or sold and will not offer or sell any Investor Shares to persons in the EEA or the United Kingdom except to qualified investors (as that term is defined in article 2(e) of the Prospectus Regulation or the UK Prospectus Regulation (as applicable)) or otherwise in circumstances which have not resulted in and which will not result in an offer to the public in any member state of the EEA or the United Kingdom within the meaning of the Prospectus Regulation or the UK Prospectus Regulation (as applicable);

(m)                             if a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation or the UK Prospectus Regulation (as applicable), the Investor Shares subscribed for by it in the Global Offering will not be acquired on a non-discretionary basis on behalf of, nor will they be acquired with a view to their offer or resale to, persons in a member state of the EEA or the United Kingdom other than qualified investors (as that term is defined in article 2(e) of the Prospectus Regulation or the UK Prospectus Regulation (as applicable)), or in circumstances in which the prior consent of the Joint Global Coordinators has been given to each proposed offer or resale;

(n)                                 it has not offered or sold and will not offer or sell any Investor Shares to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and which will not result in an offer to the public in the United Kingdom within the meaning of section 85(1) of the Financial Services and Markets Act 2000, as amended (FSMA);

(o)                                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) relating to the Investor Shares in circumstances in which section 21(1) of FSMA does not require approval of the communication by an authorised person;

(p)                                 except as provided for under Clause 5.2, to the extent any of the Investor Shares are held by a subsidiary, the Investor shall procure that this subsidiary remains a wholly-owned subsidiary of the Investor and continues to adhere to and abide by the terms and conditions hereunder for so long as such subsidiary continues to hold any of the Investor Shares before the expiration of the Lock-up Period;

(q)                                 it has received (and may in the future receive) information that may constitute material, non-public information and/or inside information (as defined in the SFO, the EU Market Abuse Regulation (as it forms part of retained EU law as defined in the European Union (Withdrawal) Act 2018) and/or the Nasdaq Rules and/or applicable securities Laws in the United States) in connection with the Investor’s investment in (and holding of) the Investor Shares, and it shall: (i) not disclose such information to any person other than to its affiliates, subsidiaries, directors, officers, employees, advisers and representatives (the Authorised Recipients) on a strictly need-to-know basis for the sole purpose of evaluating its investment in the Investor Shares or otherwise required by Laws, until such information becomes public information through no fault on the part of the Investor or any of its Authorised Recipients; (ii) use its best efforts to ensure that its Authorised Recipients (to whom such information has been disclosed in accordance with this Clause 6.1(p)) do not disclose such information to any person other than to other Authorised Recipients on a strictly need-to-know basis; and (iii) not and shall ensure that its Authorised Recipients (to whom such information has been disclosed in accordance with this Clause 6.1(p)) do not (or encourage or require another person to) purchase, sell or trade or alternatively, deal, directly or indirectly, in the Shares or other securities or derivatives of the Company or its affiliates or associates in a manner that could result in any violation of the securities laws (including any insider trading provisions) of the United States, the United Kingdom, the European Union, Hong Kong or any other applicable jurisdiction relevant to such dealing;

(r)                                    the information contained in this Agreement, the draft Prospectus and the draft Preliminary International Offering Circular provided to the Investor and/or its representatives on a confidential basis and any other material which may have been provided (whether in writing or verbally) to the Investor and/or its representatives on a confidential basis may not be reproduced, disclosed, circulated or disseminated to any other person and such information and materials so provided are subject to change, updating, amendment and completion, and should not be relied upon by the Investor in determining whether to invest in the Investor Shares. For the avoidance of doubt:

(i)                                     neither the draft Prospectus nor the draft Preliminary International Offering Circular nor any other materials which may have been provided to the Investor and/or itsrepresentatives constitutes an invitation or offer or the solicitation to acquire, purchase or subscribe for any securities in any jurisdiction where such offer, solicitation or sale is not permitted and nothing contained in either the draft

Prospectus or the draft Preliminary International Offering Circular or any other materials which may have been provided (whether in writing or verbally) to the Investor, the Guarantor and/or its representatives shall form the basis of any contract or commitment whatsoever;

(ii)                                  no offers of, or invitations to subscribe for, acquire or purchase, any Shares or other securities shall be made or received on the basis of the draft Preliminary International Offering Circular or the draft Prospectus or any other materials which may have been provided (whether in writing or verbally) to the Investor and/or its representatives; and

(iii)                               the draft Preliminary International Offering Circular or the draft Prospectus or any other materials which may have been provided (whether in writing or verbally) or furnished to the Investor, may be subject to further amendments subsequent to the entering into this Agreement and should not be relied upon by the Investor in determining whether to invest in the Investor Shares and the Investor hereby consents to such amendments (if any) and waives its rights in connection with such amendments (if any);

(s)                                   this Agreement does not, collectively or separately, constitute an offer of securities for sale or the solicitation of an offer to buy any Shares or securities in the United States or any other jurisdictions in which such an offer or solicitation would be unlawful;

(t)                                    it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the subscription for the Investor Shares and has been given the opportunity to ask questions and receive answers from the Company, the Joint Global Coordinators or the Joint Sponsors concerning the Company, the Investor Shares or other related matters it deems necessary or desirable to evaluate the merits and risks of the subscription for the Investor Shares, and that the Company has made available to the Investor  or its agents all documents and information in relation to an investment in the Investor Shares required by or on behalf of the Investor;

(u)                                 in making its investment decision, the Investor has relied and will rely only on information provided in the International Offering Circular issued by the Company and not on any other information which may have been furnished to the Investor by or on behalf of the Company, the Joint Global Coordinators and/or the Joint Sponsors (including their respective directors, officers, employees, advisers, agents, representatives, associates, partners and affiliates) on or before the date hereof, and none of the Company, the Joint Global Coordinators, the Joint Sponsors and their respective directors, officers, employees, advisers, agents, representatives, associates, partners and affiliates makes any representation and gives any warranty or undertaking as to the accuracy or completeness of any such information or materials not contained in the International Offering Circular and none of the Company, the Joint Global Coordinators, the Joint Sponsors and their respective directors, officers, employees, advisers, agents, representatives, associates, partners and their affiliates has or will have any liability to the Investor or its directors, officers, employees, advisers, agents, representatives, associates, partners and affiliates resulting from their use of or reliance on such information or materials, or otherwise for any information not contained in the International Offering Circular;

(v)                                 none of the Joint Global Coordinators, the Joint Sponsors, the other underwriters and their respective directors, officers, employees, subsidiaries, agents, associates, affiliates, representatives, partners and advisers has made any warranty, representation or recommendation to it as to the merits of the Investor Shares, the subscription, purchase or offer thereof, or as to the business, operations, prospects or condition, financial or otherwise, of the Company or its subsidiaries or as to any other matter relating thereto or in connection therewith; and except as provided in the final International Offering Circular, none of the Company and its directors, officers, employees, subsidiaries, agents, associates, affiliates, representatives and advisers has made any warranty, representation or recommendation to the Investor as to the merits of the Investor Shares, the subscription, acquisition, purchase or offer thereof, or as to the business, operations, prospects or condition, financial or otherwise, of the Company or its subsidiaries or as to any other matter relating thereto or in connection therewith;

(w)                               the Investor will comply with all restrictions (if any) applicable to it from time to time under this Agreement, the Listing Rules and any applicable Laws on the disposal by it (directly or indirectly), of any of the Relevant Shares in respect of which it is or will be (directly or indirectly) or is shown by the Prospectus to be the beneficial owner;

(x)                                 it has conducted its own investigation with respect to the Company and the Investor Shares and the terms of the subscription for the Investor Shares provided in this Agreement, and has obtained its own independent advice (including tax, regulatory, financial, accounting, legal, currency and otherwise) to the extent it considers necessary or appropriate or otherwise has satisfied itself concerning, including the tax, regulatory, financial, accounting, legal, currency and otherwise related to the investment in the Investor Shares and as to the suitability thereof for the Investor, and has not relied, and will not be entitled to rely, on any advice (including tax, regulatory, financial, accounting, legal, currency and otherwise), due diligence review or investigation or other advice or comfort obtained or conducted (as the case may be) by or on behalf of the Company or any of the Joint Global Coordinators, the Joint Sponsors or the underwriters in connection with the Global Offering and none of the Company, the Joint Global Coordinators, the Joint Sponsors or their respective associates, affiliates, directors, officers, employees, advisers or representatives takes any responsibility as to any tax, legal, currency or other economic or other consequences of the acquisition of or in relation to any dealings in the Investor Shares;

(y)                                 in the event that the Global Offering is not completed for any reason, no liabilities of the Company, the Joint Global Coordinators, the Joint Sponsors or any of their respective associates, affiliates, directors, officers, employees, advisers, agents or representatives to the Investor or its subsidiaries will arise;

(z)                                  the Company and the Joint Global Coordinators will have absolute discretion to change or adjust (i) the number of Shares to be issued under the Global Offering; and (ii) the number of Shares to be issued under the Hong Kong Public Offering and the International Offering, respectively;

(aa)                          the Investor  has agreed that the payment for the Aggregate Investment Amount and the related Brokerage and Levies shall be made by [8:00am] (Hong Kong time) on the Listing Date;

(bb)                          the Investor will from time to time comply with any requirements, which may be imposed by the Stock Exchange or any Governmental Authority or pursuant to any applicable Laws in connection with this Agreement.

6.2                               The Investor further represents, warrants and undertakes to each of the Company, the Joint Global Coordinators and the Joint Sponsors that:

(a)                                 it has been duly incorporated and is validly existing and in good standing under the Laws of its place of incorporation and that there has been no petition filed, order made or effective resolution passed for its liquidation or winding up;

(b)                                 it has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted;

(c)                                  it has full power, authority and capacity, and has taken all actions (including obtaining all necessary consents, approvals and authorisations from any governmental and regulatory bodies or third parties) required to execute and deliver this Agreement, enter into and carry out the transactions as contemplated in this Agreement and perform its obligations under this Agreement;

(d)                                 this Agreement has been duly authorised, executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against it in accordance with the terms of this Agreement;

(e)                                  it has taken, and will during the term of this Agreement, take all necessary steps to perform its obligations under this Agreement and to give effect to this Agreement and the transactions contemplated in this Agreement and to comply with all relevant Laws;

(f)                                   all consents, approvals, authorisations, permissions and registrations (the Approvals) under any relevant Laws applicable to the Investor and required to be obtained by it in connection with the subscription for the Investor Shares under this Agreement have been obtained and are in full force and effect and none of the Approvals is subject to any condition precedent which has not been fulfilled or performed;

(g)                                  the execution and delivery of this Agreement by the Investor, and the performance by of this Agreement and the subscription for the Investor Shares will not contravene or result in a contravention by the Investor of (i) the memorandum and articles of association or other constituent or constitutional documents of the Investor or (ii) the Laws of any jurisdiction to which the Investor is subject in respect of the transactions contemplated under this Agreement or which may otherwise be applicable to the Investor in connection with the Investor’s subscription for the Investor Shares or (iii) any agreement or other instrument binding upon the Investor or (iv) any judgment, order or decree of any Governmental Authority having jurisdiction over the Investor;

(h)                                 it has complied and will comply with all applicable Laws in all jurisdictions relevant to the subscription for the Investor Shares, including to provide, or cause to or procure to be provided, either directly or indirectly via the Company, the Joint Global Coordinators and/or the Joint Sponsors, to the Stock Exchange, the SFC and other governmental, public, monetary or regulatory authorities or bodies or securities exchange, and agrees and consents to the disclosure of, such information (including identity information of the ultimate beneficial owner, if any, of the Investor Shares and/or the person ultimately responsible for the giving of the instruction relating to the subscription) within the time and as requested by the applicable authorities or bodies or securities exchange (the Regulators). The Investor further authorises the Company, the Joint Global Coordinators, the Joint Sponsors or their respective affiliates to disclose to such Regulators all information relating to the transactions hereunder as such Regulators may request;

(i)                                     the Investor has such knowledge and experience in financial and business matters that (i) it is capable of evaluating the merits and risks of the prospective investment in the Investor Shares; (ii) it is capable of bearing the economic risks of such investment, including a complete loss of the investment in the Investor Shares; (iii) it has received all the information it considers necessary or appropriate for deciding whether to invest in the Investor Shares; and (iv) it is experienced in transactions of investing in securities of companies in a similar stage of development;

(j)                                    its ordinary business is to buy or sell shares or debentures or it is a Professional Investor and by entering into this Agreement, it is not a client of any of the Joint Global Coordinators or the Joint Sponsors in connection with the transactions contemplated thereunder;

(k)                                 it is subscribing for the Investor Shares as principal for its own account and for investment purposes and on a proprietary investment basis without a view to reselling or making distribution of any of the Investor Shares subscribed for by it hereunder, and the Investor is not entitled to nominate any person to be a director or officer of the Company;

(l)                                     the Investor is subscribing for the Investor Shares in an “offshore transaction” within the meaning of Regulation S under the Securities Act and is not a U.S. Person;

(m)                             the Investor is subscribing for the Investor Shares in a transaction exempt from, or not subject to, registration requirements under the Securities Act;

(n)                                 the Investor and the Investor’s beneficial owner(s) and/or associates (i) are third parties independent of the Company; (ii) are not connected persons (as defined in the Listing Rules) or associates thereof of the Company and the

Investor’s subscription for the Investor Shares will not result in the Investor and its beneficial owner(s) becoming connected persons (as defined in the Listing Rules) of the Company notwithstanding any relationship between the Investor and any other party or parties which may be entering into (or have entered into) any other agreement or agreements referred to in this Agreement and will, immediately after completion of this Agreement, be independent of and not be acting in concert with (as defined in the Hong Kong Code on Takeovers and Mergers), any connected persons in relation to the control of the Company; and (iii) are not, directly or indirectly, financed, funded or backed by any core connected person (as defined in the Listing Rules) of the Company and are not accustomed to take and have not taken any instructions from any such core connected person in relation to the acquisition, disposal, voting or other disposition of securities of the Company;

(o)                                 each of the Investor, its beneficial owner(s) and/or associates is not a “connected client” of any of the Joint Global Coordinators, the Joint Sponsors, the bookrunner(s), the lead manager(s), the underwriters of the Global Offering, the lead broker or any distributors. The terms “connected client”, “lead broker” and “distributor” shall have the meanings ascribed to them in Appendix 6 (Placing Guidelines for Equity Securities) to the Listing Rules;

(p)                                 the Investor’s account is not managed by the relevant exchange participant (as defined in the Listing Rules) in pursuance of a discretionary managed portfolio agreement. The term “discretionary managed portfolio” shall have the meaning ascribed to it in Appendix 6 (Placing Guidelines for Equity Securities) to the Listing Rules;

(q)                                 neither the Investor, its beneficial owner(s) nor their respective associates is a director (including as a director within the preceding 12 months), supervisor or existing shareholder of the Company or its associates or a nominee of any of the foregoing;

(r)                                    the Investor has not entered and will not enter into any contractual arrangement with any “distributor” (as defined in Regulation S under the Securities Act) with respect to the distribution of the Shares, except with its affiliates or with the prior written consent of the Company;

(s)                                   the subscription for the Investor Shares will comply with Rule 10.04 of the Listing Rules, the provisions of Appendix 6 (Placing Guidelines for Equity Securities) to the Listing Rules and the Stock Exchange Guidance Letters HKEX-GL51-13 and HKEX-GL85-16;

(t)                                    none of the Investor, its beneficial owner(s) and/or associates is subscribing for the Investor Shares under this Agreement with any financing (direct or indirect) by any connected person of the Company, by any one of the Joint Global Coordinators, the Joint Sponsors, or by any one of the underwriters of the Global Offering; the Investor and each of its associates, if any, is independent of, and not connected with, the other investors who have participated or will participate in the Global Offering and any of their associates; and

(u)                                 except as provided for in this Agreement, the Investor has not entered into any arrangement, agreement or undertaking with any Governmental Authority or any third party with respect to any of the Investor Shares.

6.3                               The Investor represents and warrants to the Company, the Joint Global Coordinators and the Joint Sponsors that the description set out in Schedule 2 in relation to it and the group of companies of which it is a member is true, complete and accurate in all respects and is not misleading. Without prejudice to the provisions of Clause 6.1(b), [each of] the Investor irrevocably consents to the reference to and inclusion of its name and all or part of the description of this Agreement (including the description set out in Schedule 2) in the Public Documents, marketing and roadshow materials and such other announcements which may be issued by the Company, the Joint Global Coordinators and/or the Joint Sponsors in connection with the Global Offering, insofar as necessary in the sole opinion of the Company, the Joint Global Coordinators and the joint Sponsors. The Investor undertakes to provide as soon as possible such further information and/or supporting documentation relating to it, its ownership (including ultimate beneficial ownership) and/or otherwise relating to the matters which may reasonably be requested by the Company, the Joint Global Coordinators and/or the Joint Sponsors to ensure its/their compliance with applicable Laws and/or companies or securities registration and/or the requests of competent Regulators including the Stock Exchange and the SFC. The Investor hereby agrees that after reviewing the description in relation to it and the group of companies of which it is a member to be included in such drafts of the Public Documents and other marketing materials relating to the Global Offering from time to time provided to the Investor and making such amendments as may be reasonably required by the Investor (if any), the Investor shall be deemed to warrant that such description in relation to it and the group of companies of which it is a member is true, accurate and complete in all respects and is not misleading.

6.4                               The Investor understands that the representations, confirmations, warranties, undertakings and acknowledgements in Clauses 6.1 and 6.2 are required in connection with Hong Kong Laws and the securities laws of the United States, amongst others. The Investor acknowledges that the Company, the Joint Global Coordinators, the Joint Sponsors, the underwriters, and their respective subsidiaries, agents, affiliates and advisers, and others will rely upon the truth, completeness and accuracy of the Investor’s warranties, undertakings, representations and acknowledgements set forth therein, including for the purpose of determining whether this transaction meets the requirements for exemptions under the Securities Laws, and it agrees to notify the Company, the Joint Global Coordinators and the Joint Sponsors promptly in writing if any of the warranties, undertakings, representations or acknowledgements therein ceases to be accurate and complete or becomes misleading in any respect.

6.5                               The Investor agrees and undertakes that the Investor will on demand fully and effectively indemnify and hold harmless, on an after tax basis, each of the Company, the Joint Global Coordinators, the Joint Sponsors and the underwriters of the Global Offering, each on its own behalf and on trust for its respective affiliates, any person who controls it within the meaning of the Securities Act as well as its respective officers, directors, employees, staff, associates, partners, agents and representatives (collectively, the Indemnified Parties), against any and all losses, costs, expenses, claims, actions, liabilities, proceedings or damages which may be made or established against such Indemnified Party in connection with the subscription for the Investor Shares, the Investor Shares or this Agreement in any manner whatsoever, including a breach or an alleged breach of this Agreement or any act or omission or alleged act or omission hereunder, by or caused by the Investor or its respective officers, directors, employees, staff, affiliates, agents, representatives, associates or partners, and against any and all costs, charges, losses or expenses which any Indemnified Party may suffer or incur in connection with or disputing or defending any such claim, action or proceedings on the grounds of or otherwise arising out of or in connection therewith. This Clause 6.5 shall survive the termination of this Agreement in all circumstances.

6.6                               Each of the acknowledgements, confirmations, representations, warranties and undertakings given by the Investor under Clauses 6.1, 6.2, 6.3, 6.4 and 6.5 (as the case may be) shall be construed as a separate acknowledgement, confirmation, representation, warranty or undertaking, shall be deemed to be repeated on the Listing Date [and, if applicable, the Delayed Delivery Date] and shall survive the execution and performance of this Agreement and the closing of Global Offering.

6.7                               The Company represents, warrants and undertakes that:

(a)                                 it has been duly incorporated and is validly existing under the laws of the Cayman Islands;

(b)                                 it has full power, authority and capacity, and has taken all actions required to enter into and perform its obligations under this Agreement;

(c)                                  subject to payment and the Lock-Up Period provided under Clause 5.1, the Investor Shares will, when delivered to the Investor in accordance with Clause 4.4, be fully paid-up, freely transferable and free from all options, liens, charges, mortgages, pledges, claims, equities, encumbrances and other third-party rights and shall rank pari passu with the Shares then in issue and to be listed on the Stock Exchange;

(d)                                 none of the Company and its controlling shareholders (as defined in the Listing Rules), any member of the Group and their respective affiliates, directors, officers, employees and agents have entered into any agreement or arrangement, including any side letter which is inconsistent with the Listing Rules (including the Stock Exchange Guidance Letter HKEX-GL51-13) with any of the Investors or its affiliates, directors, officers, employees or agents; and

(e)                                  except as provided for in this Agreement, neither the Company or any member of the Group nor any of their respective affiliates, directors, officers, employees or agents has entered into any arrangement, agreement or undertaking with any Governmental Authority or any third party with respect to any of the Investor Shares.

6.8                               The Company acknowledges, confirms and agrees that  the Investor will be relying on information contained in the International Offering Circular and that the Investor shall have the same rights in respect of the International Offering Circular as other situated investors purchasing Shares in the Exempt Offering.

7.                                      Termination

7.1                               This Agreement may be terminated:

(a)                                 in accordance with Clauses 3.2 or 4.6;

(b)                                 solely by the Company, or by each of the Joint Global Coordinators and the Joint Sponsors, in the event that there is a material breach of this Agreement on the part of the Investor  (including a material breach of the representations, warranties, undertakings and confirmations by the Investor under this Agreement) on or before the closing of the International Offering [or, if applicable, the Delayed Delivery Date] (notwithstanding any provision to the contrary to this Agreement); or

(c)                                  with the written consent of all the Parties.

7.2                               In the event that this Agreement is terminated in accordance with Clause 7.1, the Parties shall not be bound to proceed with their respective obligations under this Agreement (except for the confidentiality obligation under Clause 8.1 set forth below) and the rights and liabilities of the Parties hereunder (except for the rights under Clause 11 set forth below) shall cease and no Party shall have any claim against any other Parties without prejudice to the accrued rights or liabilities of any Party to the other Parties in respect of the terms herein at or before such termination.

8.                                      Announcements and confidentiality

8.1                               Save as otherwise provided in this Agreement [and the non-disclosure agreement entered into by the Investor], none of the Parties shall disclose any information concerning this Agreement or the transactions contemplated herein or any other arrangement involving the Company, the Joint Global Coordinators, the Joint Sponsors, and the Investor without the prior written consent of the other Parties. Notwithstanding the foregoing, this Agreement may be disclosed by any Party:

(a)                                 to the Stock Exchange, the SFC and/or other Regulators to which the Company, the Joint Global Coordinators and/or the Joint Sponsors is subject, and the background of the Investor and its relationship between the Company and the Investor may be described in the Public Documents to be issued by the Company and marketing, roadshow materials and other announcements to be issued by the Company, the Joint Global Coordinators and/or the Joint Sponsors in connection with the Global Offering;

(b)                                 to the legal and financial advisers, auditors, and other advisers, and affiliates, associates, directors, officers and relevant employees, representatives and agents of the Parties on a need-to-know basis provided that such Party shall (i) procure that each such legal, financial and other advisers, and affiliates, associates, directors, officers and relevant employees, representatives and agents of the Party is made aware and complies with all the confidentiality obligations set forth herein and (ii) remain responsible for any breach of such confidential obligations by such legal, financial and other advisers, and affiliates, associates, directors, officers and relevant employees, representatives and agents of the Party; and

(c)                                  otherwise by any Party as may be required by any applicable Law, any Governmental Authority or body with jurisdiction over such Party (including the Stock Exchange and the SFC) or stock exchange rules (including submitting this Agreement as a material contract to the Hong Kong Companies Registry for registration and making it available for inspection by the public in accordance with the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Listing Rules) or any binding judgment, order or requirement of any competent Governmental Authority.

8.2                               No other reference or disclosure shall be made regarding this Agreement or any ancillary matters hereto by the Investor, except where the Investor  shall have consulted the Company, the Joint Global Coordinators and the Joint Sponsors in advance to seek their prior written consent as to the principle, form and content of such disclosure.

8.3                               The Company shall use its reasonable endeavours to provide for review by the Investor of any statement in any of the Public Documents which relates to this Agreement, the relationship between the Company and the Investor and the general background information on the Investor prior to publication. The Investor shall cooperate with the Company, the Joint Global Coordinators and the Joint Sponsors to ensure that all references to it in such Public Documents are true, complete, accurate and not misleading and that no material information about it is omitted from the Public Documents, and shall provide any comments and verification documents promptly to the Company, the Joint Global Coordinators and the Joint Sponsors and their respective counsels.

8.4                               The Investor undertakes promptly to provide all assistance reasonably required in connection with the preparation of any disclosure required to be made as referred to in Clause 8.1 (including providing such further information and/or supporting documentation relating to it, its background information, its relationship with the Company, its ownership (including ultimate beneficial ownership) and/or otherwise relating to the matters referred thereto which may reasonably be required by the Company, the Joint Global Coordinators or the Joint Sponsors) to (i) update the description of the Investor  in the Public Documents subsequent to the date of this Agreement and to verify such references, and (ii) enable the Company to comply with applicable companies or securities registration and/or the requests of competent Regulators, including the Stock Exchange and the SFC.

9.                                      Notices

9.1                               All notices delivered hereunder shall be in writing in either the English or Chinese language and shall be delivered in the manner required by Clause 9.2 to the following addresses:

If to the Company, to:

Address:

Facsimile:

Email:

Attention:

and with a copy to the Company Secretary of the Company:

Facsimile:

Email:

If to the Investor, to:

Address:

Facsimile:

Email:

Attention:

If to Morgan Stanley Asia Limited, to:

Address:

Kowloon

Hong Kong

Facsimile:

Email:

Attention:

If to Jefferies Hong Kong Limited, to:

Address:

Facsimile:

Email:

Attention:

If to China International Capital Corporation Hong Kong Securities Limited, to:

Address:

Facsimile:

Email:

Attention:

If to Credit Suisse (Hong Kong) Limited, to:

Address:

Hong Kong

Facsimile:

Email:

Attention:

If to The Hongkong and Shanghai Banking Corporation Limited, to:

Address:

Facsimile:

Email:

Attention:

9.2                               Any notice delivered hereunder shall be delivered by hand or sent by facsimile, by email or by pre-paid post. Any notice shall be deemed to have been received, if delivered by hand, when delivered and if sent by facsimile, on receipt of confirmation of transmission, if sent by email, when transmitted and if sent by pre-paid post, (in the absence of evidence of earlier receipt) 48 hours after it was posted (or six days if sent by air mail). Any notice received on a day which is not a business day shall be deemed to be received on the next following business day.

10.                               General

10.1                        Except for such consents, approvals and authorisations as may be required by the Company to implement the Global Offering, no corporate, shareholder or other consents, approvals or authorisations are required by such Party for the performance of its obligations under this Agreement and each of the Parties further confirms that it can perform its obligations described hereunder.

10.2                        Save for manifest error, calculations and determinations made in good faith by the Company and the Joint Global Coordinators shall be conclusive and binding with respect to the number of Investor Shares and the Offer Price for the purposes of this Agreement.

10.3                        The obligations of each of the Joint Global Coordinators and the Joint Sponsors as provided in this Agreement are several (and not joint or joint and several). None of

Joint Global Coordinators and the Joint Sponsors will be liable for any failure on the part of any of the other Joint Global Coordinators and the Joint Sponsors to perform their respective obligations under this Agreement, and no such failure shall affect the right of any of the other Joint Global Coordinators and the Joint Sponsors to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators and the Joint Sponsors shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Joint Global Coordinators and the Joint Sponsors, to the extent permitted by applicable Laws.

10.4                        The Investor, the Company, the Joint Global Coordinators and the Joint Sponsors shall cooperate with respect to any notifications to, or consents and/or approvals of, third parties which are or may be required for the purposes of or in connection with this Agreement.

10.5                        No alteration to, or variation of, this Agreement shall be effective unless it is in writing and signed by or on behalf of all the Parties.

10.6                        This Agreement will be executed in the English language only.

10.7                        Unless otherwise agreed by the relevant Parties in writing, each Party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement, save that stamp duty arising in respect of any of the transactions contemplated in this Agreement shall be borne by the relevant transferor/seller and the relevant transferee/buyer in equal shares.

10.8                        Time shall be of the essence of this Agreement but any time, date or period referred to in this Agreement may be extended by mutual written agreement between the Parties.

10.9                        All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding the Closing in accordance with Clause 4 except in respect of those matters then already performed and unless they are terminated with the written consent of the Parties.

10.10                 Other than the non-disclosure agreement entered into by the Investor, this Agreement constitutes the entire agreement and understanding between the Parties in connection with the investment in the Company by the Investor. This Agreement supersedes all prior promises, assurances, warranties, representations, communications, understandings and agreements relating to the subject matter hereof, whether written or oral.

10.11                 To the extent otherwise set out in this Clause 10.10, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance to enforce any term of this Agreement but this does not affect any rights or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance:

(a)                                 Indemnified Parties may enforce and rely on Clause 6.5 to the same extent as if they were a party to this Agreement; and

(b)                                 this Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in sub-clause 10.10(a).

10.12                 Each of the Joint Global Coordinators and the Joint Sponsors has the power and is hereby authorised to delegate all or any of their relevant rights, duties, powers and discretions in such manner and on such terms as they think fit (with or without formality and without prior notice of any such delegation being required to be given to the Company or the Investor) to any one or more of their affiliates. Such Joint Global Coordinator or Joint Sponsor shall remain liable for all acts and omissions of any of its respective affiliates to which it delegates relevant rights, duties, powers and/or discretions pursuant to this sub-clause notwithstanding any such delegation.

10.13                 No delay or failure by a Party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver of, or in any way limit, that Party’s ability to further exercise or enforce that, or any other, right and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by law or otherwise). A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the Party against whom that waiver is claimed.

10.14                 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

10.15                 This Agreement shall be binding upon, and inure solely to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Except for the purposes of internal reorganisation or restructuring, no Party may assign or transfer all or any part of the benefits of, or interest or right in or under this Agreement. Obligations under this Agreement shall not be assignable.

10.16                 Without prejudice to all rights to claim against the Investor for all losses and damages suffered by the other Parties, if there is any breach of warranties made by the Investor on or before the Listing Date or Delayed Delivery Date (if applicable), the Company, the Joint Global Coordinators and the Joint Sponsors shall, notwithstanding any provision to the contrary to this Agreement, have the right to rescind this Agreement and all obligations of the Parties hereunder shall cease forthwith.

10.17                 Each of the Parties undertakes with the other Parties that it shall execute and perform, and procure that it is executed and performed, such further documents and acts as may be required to give effect to the provisions of this Agreement.

11.                               Governing law and jurisdiction

11.1                        This Agreement and the relationship between the Parties shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

11.2                        [Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof (Dispute), shall be settled by arbitration in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force as of the date of submitting the arbitration application. The place of arbitration shall be Hong Kong and the governing law of the arbitration proceedings shall be Hong Kong law. There shall be three arbitrators and the language in the arbitration proceedings shall be English. The decision and award of the arbitral tribunal shall be final and binding on the parties and may be entered and enforced in any court having jurisdiction, and the parties irrevocably and unconditionally waive any and all rights to any form of appeal, review or recourse to any judicial authority, insofar as such waiver may be validly made. Notwithstanding the foregoing, the parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, before the arbitral tribunal has been appointed. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or order the parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.]

12.                               Immunity

To the extent that in any proceedings in any jurisdiction (including arbitration proceedings), the Investor has or can claim for itself or its assets, properties or revenues any immunity (on the grounds of sovereignty or crown status or otherwise) from any action, suit, proceeding or other legal process (including arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award (including any arbitral award), or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award (including any arbitral award) or to the extent that in any such proceedings there may be attributed to itself or its assets, properties or revenues any such immunity (whether or not claimed), each of the Investor hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity in relation to any such proceedings.

13.                               Process agent

13.1                        The Investor irrevocably appoints [•] at [•], to receive, for it and on its behalf, service of process in the proceedings in Hong Kong. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by the Investor).

13.2                        If for any reason the process agent ceases to be able to act as such or no longer has an address in Hong Kong, the Investor irrevocably agrees to appoint a substitute process agent acceptable to the Company, the Joint Global Coordinators and the Joint Sponsors, and to deliver to the Company, the Joint Global Coordinators and the Joint Sponsors a copy of the new process agent’s acceptance of that appointment, within 30 days thereof.

14.                               Recognition of the U.S. Special Resolution Regimes

14.1                        In the event that any Joint Global Coordinator or Joint Sponsor is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Global Coordinator or Joint Sponsor of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime as if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

14.2                        In the event that any Joint Global Coordinator or Joint Sponsor is a Covered Entity or a BHC Act Affiliate and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Global Coordinator or Joint Sponsor are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime as if this Agreement were governed by the laws of the United States or a state of the United States.

14.3                        For the purpose of this clause,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.                  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.                               Counterparts

This Agreement may be executed in any number of counterparts, and by each Party hereto on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail attachment (PDF) or telecopy shall be an effective mode of delivery.

Schedule 1
Investor Shares

Number of Investor Shares

The number of Investor Shares shall be equal to (1) the Hong Kong dollar equivalent of US dollar [•] (calculated using the exchange rate of US$1.00:HK$7.80) (excluding Brokerage and the Levies which the Investor will pay in respect of the Investor Shares) divided by (2) the Offer Price, rounded down to the nearest whole board lot of 500 Shares.

Pursuant to paragraph 4.2 of Practice Note 18 to the Listing Rules and the waiver as granted by the Stock Exchange (if any), in the event of over-subscription under the Hong Kong Public Offering, the number of Investor Shares to be subscribed for by the Investor under this Agreement might be affected by the reallocation of Shares between the International Offering and the Hong Kong Public Offering. If the total demand for Shares in the Hong Kong Public Offering falls within the circumstance as set out in the section headed “Structure of the Global Offering — The Hong Kong Public Offering - Reallocation” in the Prospectus, the number of Investor Shares may be reduced on a pro rata basis (subject to any adjustment for whole board lot as the Company, the Joint Global Coordinators and the Joint Sponsors may make in their absolute discretion) to satisfy the public demands under the Hong Kong Public Offering.

Schedule 2
Particulars of Investor

The Investor

Place of incorporation:                                                                                                                                                                    [•]

Certificate of incorporation number:                                                                                           [•]

Business registration number:                                                                                                                                 [•]

Principal activities:                                                                                                                                                                                          [•]

Ultimate controlling shareholder:                                                                                                               [•]

Place of incorporation of ultimate controlling                                                                                             [•]
shareholder:

Business registration number of ultimate                                                                                                                      [•]
controlling shareholder:

Principal activities of ultimate controlling                                                                   [•]
shareholder:

Shareholder and interests held:                                                                                                                                                                          [•]

Description of the Investor for insertion in                                                               [•]
the Prospectus:

IN WITNESS whereof the parties have executed this Agreement on the day and year first above written.

For and on behalf of
HUTCHMED (CHINA) LIMITED
和黃醫藥（中國）有限公司

Name:

Title:

For and on behalf of
[NAME OF INVESTOR]

Name:

Title:

For and on behalf of
MORGAN STANLEY ASIA LIMITED

Name:
Title:

For and on behalf of
JEFFERIES HONG KONG LIMITED

Name:
Title:

For and on behalf of
CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

Name:
Title:

For and on behalf of
CREDIT SUISSE (HONG KONG) LIMITED

Name:
Title:

For and on behalf of
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Name:
Title: